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                                                                    Exhibit 2(o)









                          AGREEMENT AND PLAN OF MERGER


                                      Among

                               COOKSON GROUP PLC,

                              PRI ACQUISITION, INC.

                             THE ALPINE GROUP, INC.

                                       AND

                     PREMIER REFRACTORIES INTERNATIONAL INC.



                            Dated as of May 28, 1999





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
ARTICLE ITHE MERGER...............................................................................................1
SECTION 1.1  THE MERGER...........................................................................................1
SECTION 1.2  EFFECTIVE TIME.......................................................................................2
SECTION 1.3  EFFECT OF THE MERGER.................................................................................2
SECTION 1.4  CERTIFICATE OF INCORPORATION AND BY-LAWS.............................................................2
SECTION 1.5  DIRECTORS AND OFFICERS...............................................................................3
SECTION 1.6  EFFECT ON CAPITAL STOCK..............................................................................3
SECTION 1.7  CLOSING TRANSACTIONS; POST-CLOSING DELIVERY..........................................................5
SECTION 1.8  WORKING CAPITAL ADJUSTMENT...........................................................................8
SECTION 1.9  DETERMINATION OF AGGREGATE SHARE NUMBER..............................................................9
SECTION 1.10  PRE-CLOSING STEPS..................................................................................10

ARTICLE IIREPRESENTATIONS AND WARRANTIES OF ALPINE AND PREMIER...................................................10
SECTION 2.1  TITLE TO SHARES.....................................................................................11
SECTION 2.2  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES........................................................11
SECTION 2.3  AUTHORITY RELATIVE TO THIS AGREEMENT AND RELATED MATTERS............................................12
SECTION 2.4  CERTIFICATE OF INCORPORATION AND BY-LAWS............................................................12
SECTION 2.5  CAPITALIZATION......................................................................................12
SECTION 2.6  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..........................................................13
SECTION 2.7  FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES; PREMIER INDEBTEDNESS.................................14
SECTION 2.8  ABSENCE OF CERTAIN CHANGES OR EVENTS................................................................15
SECTION 2.9  ABSENCE OF LITIGATION...............................................................................15
SECTION 2.10  EMPLOYEE BENEFIT PLANS.............................................................................15
SECTION 2.11  PERMITS AND LICENSES...............................................................................17
SECTION 2.12  PROPERTIES AND CONTRACTS...........................................................................17
SECTION 2.13  REAL PROPERTY AND EQUIPMENT........................................................................19
SECTION 2.14  COMPLIANCE WITH ENVIRONMENTAL LAWS.................................................................20
SECTION 2.15  COMPLIANCE WITH LAWS...............................................................................22
SECTION 2.16  EMPLOYMENT MATTERS.................................................................................22
SECTION 2.17  TAX RETURNS, AUDITS AND LIABILITIES................................................................23
SECTION 2.18  SECURITIES ACT COMPLIANCE..........................................................................25
SECTION 2.19  INSURANCE..........................................................................................25
SECTION 2.20  YEAR 2000 COMPLIANCE...............................................................................26


ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF COOKSON.............................................................26
SECTION 3.1  ORGANIZATION AND QUALIFICATION......................................................................26
SECTION 3.2  AUTHORITY RELATIVE TO THIS AGREEMENT AND RELATED MATTERS............................................27
SECTION 3.3  GOVERNING INSTRUMENTS...............................................................................27
SECTION 3.4  CAPITALIZATION......................................................................................27
SECTION 3.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..........................................................28
SECTION 3.6  PUBLIC FILINGS; FINANCIAL STATEMENTS; LIABILITIES...................................................29
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
SECTION 3.7  ABSENCE OF CERTAIN CHANGES OR EVENTS................................................................29
SECTION 3.8  LITIGATION..........................................................................................29

ARTICLE IVCOVENANTS OF ALPINE AND PREMIER........................................................................29
SECTION 4.1  CONDUCT OF BUSINESS BY PREMIER AND ITS SUBSIDIARIES PENDING THE CLOSING.............................29
SECTION 4.2  NOTIFICATION OF CERTAIN EVENTS......................................................................31
SECTION 4.3  CONSENTS AND APPROVALS..............................................................................31
SECTION 4.4  CONSUMMATION OF AGREEMENT...........................................................................31
SECTION 4.5  NO TRANSFER OF SHARES...............................................................................32
SECTION 4.6  INTERCOMPANY INDEBTEDNESS...........................................................................32
SECTION 4.7  DEPOSIT.............................................................................................32
SECTION 4.8  AUDITED FINANCIAL STATEMENTS........................................................................32

ARTICLE VCOVENANTS OF COOKSON....................................................................................33
SECTION 5.1  STOCKHOLDERS MEETING................................................................................33
SECTION 5.2  REPRESENTATIONS AND WARRANTIES......................................................................33
SECTION 5.3  NOTIFICATION OF CERTAIN EVENTS......................................................................33
SECTION 5.4  CONSENTS AND APPROVALS..............................................................................33
SECTION 5.5  CONSUMMATION OF AGREEMENT...........................................................................34
SECTION 5.6  LISTING OF SECURITIES...............................................................................34
SECTION 5.7  RIGHTS UNDER EXCHANGE AGREEMENT.....................................................................34

ARTICLE VIADDITIONAL AGREEMENTS OF THE PARTIES...................................................................34
SECTION 6.1  ACCESS TO INFORMATION; CONFIDENTIALITY..............................................................34
SECTION 6.2  NOTIFICATION OF CERTAIN MATTERS.....................................................................35
SECTION 6.3  FURTHER ACTION......................................................................................35
SECTION 6.4  PUBLIC ANNOUNCEMENTS................................................................................35
SECTION 6.5  GOVERNMENT COMPLIANCE...............................................................................35
SECTION 6.6  RELEASES OF SECURITY INTERESTS......................................................................36
SECTION 6.7  EMPLOYEE BENEFITS...................................................................................36
SECTION 6.8  NOTIFICATION OF DISPOSITIONS; PROVISION OF INFORMATION..............................................37
SECTION 6.9  POST-CLOSING INCOME TAX MATTERS.....................................................................38
SECTION 6.10  ACCESS TO INSURANCE POLICIES.......................................................................40
SECTION 6.11  AVAILABILITY OF KEY EMPLOYEES......................................................................41
SECTION 6.12  STAY-PUT AGREEMENTS................................................................................41

ARTICLE VIICONDITIONS TO THE CLOSING.............................................................................41
SECTION 7.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY.............................................................41
SECTION 7.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF COOKSON.....................................................42
SECTION 7.3  ADDITIONAL CONDITIONS TO OBLIGATIONS OF ALPINE AND PREMIER..........................................44

ARTICLE VIIITERMINATION..........................................................................................45
SECTION 8.1  TERMINATION.........................................................................................45
SECTION 8.2  EFFECT OF TERMINATION...............................................................................46
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
ARTICLE IXINDEMNIFICATION PROVISIONS.............................................................................46
SECTION 9.1  ALPINE'S INDEMNIFICATION OBLIGATION.................................................................46
SECTION 9.2  CERTAIN ENVIRONMENTAL MATTERS.......................................................................47
SECTION 9.3  COOKSON INDEMNIFICATION OBLIGATION..................................................................47
SECTION 9.4  PROCEDURES FOR INDEMNIFICATION FOR THIRD PARTY CLAIMS...............................................48
SECTION 9.5  INDEMNIFICATION DEDUCTIBLES AND CAPS................................................................49
SECTION 9.6  EXCLUSIVE REMEDY....................................................................................50

ARTICLE XSELLER'S NON-COMPETITION COVENANT.......................................................................50
SECTION 10.1  NON-COMPETITION....................................................................................50
SECTION 10.2  INJUNCTIVE RELIEF..................................................................................51
SECTION 10.3  ENFORCEMENT........................................................................................51

ARTICLE XISELLER'S NON-DISCLOSURE COVENANT.......................................................................52
SECTION 11.1  NON-DISCLOSURE OF INFORMATION BY ALPINE............................................................52
SECTION 11.2  DEFINITION OF CONFIDENTIAL INFORMATION.............................................................52
SECTION 11.3  INJUNCTIVE RELIEF..................................................................................52

ARTICLE XIIGENERAL PROVISIONS....................................................................................53
SECTION 12.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................................53
SECTION 12.2  NOTICES............................................................................................53
SECTION 12.3  CERTAIN DEFINITIONS................................................................................54
SECTION 12.4  HEADINGS...........................................................................................55
SECTION 12.5  ENTIRE AGREEMENT...................................................................................55
SECTION 12.6  ASSIGNMENT: PARTIES IN INTEREST....................................................................55
SECTION 12.7  GOVERNING LAW; CONSENT TO JURISDICTION.............................................................55
SECTION 12.8  COUNTERPARTS.......................................................................................56
SECTION 12.9  SEVERABILITY.......................................................................................56
SECTION 12.10  SPECIFIC PERFORMANCE..............................................................................56
SECTION 12.11  FEES AND EXPENSES.................................................................................56
SECTION 12.12  AMENDMENT.........................................................................................56
SECTION 12.13  WAIVER............................................................................................57
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                                      iii

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of May 28, 1999 (this "AGREEMENT"), by and among Cookson Group plc, a company organized under the laws of England ("COOKSON"), PRI Acquisition, Inc., a Delaware corporation ("MERGER SUB"), Premier Refractories International Inc., a Delaware corporation ("PREMIER"), and The Alpine Group, Inc., a Delaware corporation ("ALPINE");

         WHEREAS, the parties hereto wish to enter into this Agreement to provide for the merger of Merger Sub with and into Premier (the "MERGER"), in accordance with the relevant provisions of the Delaware General Corporation Law (the "DELAWARE LAW") and on the terms and subject to the conditions herein provided;

         WHEREAS, it is intended that for United States federal income tax purposes the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE"), that, for purposes of the Merger, the total valuation of Premier is $410,000,000 U.S. Dollars, taking into account the Debt Repayment Amount (as hereinafter defined), and that the difference between such amounts shall be satisfied in the form of Cookson Ordinary Shares (as hereinafter defined).

         NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

SECTION I.1  THE MERGER.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into Premier, the separate corporate existence of Merger Sub shall cease and Premier shall continue as the surviving corporation of the Merger (in such capacity, the "SURVIVING CORPORATION").


         (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
8.1 and subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the Merger (the "CLOSING") will take place on July 30, 1999 (or, if all of the conditions precedent set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing,


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but subject to the fulfillment or waiver of such conditions) have not been satisfied or waived on or before that date, on the Business Day which is five
(5) Business Days after satisfaction or waiver of all of the conditions set forth in Article VII), at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto (the "CLOSING DATE"). As used herein, "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or in London, England are not required to be open.

SECTION I.2  EFFECTIVE TIME.

         On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in the form attached hereto as
EXHIBIT 1.2 (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "EFFECTIVE TIME") and shall make all other filings and recordings required under Delaware Law.

SECTION I.3  EFFECT OF THE MERGER.

         At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Premier and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Premier and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION I.4  CERTIFICATE OF INCORPORATION AND BY-LAWS.

         (a) CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of Premier, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth in EXHIBIT 1.4(a) attached hereto, and such certificate of incorporation, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation unless and until amended in accordance with Delaware Law and such Certificate of Incorporation.

         (b) BY-LAWS. At the Effective Time, the By-Laws of Premier, as in effect immediately prior to the Effective Time, shall be amended and restated to read in their entirety as set forth in EXHIBIT 1.4(b) attached hereto, and such By-Laws, as so amended and restated, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

SECTION I.5  DIRECTORS AND OFFICERS.


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         The directors of Merger Sub immediately prior to the Effective Time shall be at the Effective Time the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be at the Effective Time the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

SECTION I.6  EFFECT ON CAPITAL STOCK.

         At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or the holders of any of the following securities:

         (a) CANCELLATION. Each share of common stock, par value $0.01 per share ("ORDINARY COMMON STOCK"), of Premier and each share of class B common stock, par value $0.01 per share ("CLASS B COMMON STOCK" and, together with the Ordinary Common Stock, the "SHARES"), of Premier held in the treasury of Premier immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

         (b)      CONVERSION OF SHARES.

                  (i) Each share of Class B Common Stock outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive (A) $929.049 in cash (as may be adjusted, the "CLASS B CASH AMOUNT") and (B) 311.9917 ordinary shares of 50 pence each of Cookson (as may be adjusted, the "CLASS B PER SHARE AMOUNT"), which securities shall be freely tradeable (subject to compliance with the Securities Act of 1933 (the "SECURITIES ACT") and the regulations thereunder) and shall rank PARI PASSU with all other securities of the same class (the "SECURITIES"). The aggregate Class B Cash Amount payable to the holders of the Class B Common Stock in the Merger shall be $15,562,500, and the aggregate Class B Per Share Amount issuable to the holders of the Class B Common Stock in the Merger shall be 5,226,173 shares of the Securities; PROVIDED, HOWEVER, that if and only if the product of
(x) the closing price of a share of the Securities on the London Stock Exchange (the "LSE") on the last trading day prior to the Closing Date (the "CLOSING PRICE") and (y) the exchange rate of pounds sterling to U.S. Dollars on such date (the "EXCHANGE RATE") is less than $2.9778, then Alpine shall have the right to elect to reduce the aggregate Class B Cash Amount and increase the aggregate Class B Per Share Amount by a number of shares, determined by dividing the amount of the reduction in the aggregate Class B Cash Amount by $2.9778, up to that number as would cause the product (the "SHARE PRODUCT") of (A) the aggregate number of Shares issued in the Merger, (B) the Closing Price and (C) the Exchange Rate to equal 85% of the sum of the Share Product and the aggregate Class B Cash Amount. In the event of such an election by Alpine, the Class B Cash Amount and the Class B Per Share Amount shall be adjusted accordingly. For the avoidance of doubt, the number of shares resulting from any such adjustment multiplied by $2.9778 plus the resulting aggregate Class B Cash Amount shall be equal to $31,125,000.


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                  (ii) The shares of Ordinary Common Stock outstanding
immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive a number of Securities equal to the Ordinary Share Amount (as hereinafter defined). For purposes of this Agreement, the term "ORDINARY SHARE AMOUNT" shall mean a number equal to the difference between the Aggregate Share Number, as defined and determined in
Section 1.9, and 10,452,348.

                  (iii) At the Closing, Premier shall assign to Alpine, without recourse or liability to Premier or its Subsidiaries, the right to receive directly, at Alpine's expense, the Adjustment (as defined in the Exchange Agreement, dated as of January 30, 1998 (the "EXCHANGE AGREEMENT"), between American Premier Holdings, Inc. and Minerals Trading, Inc. ("MTI")). The parties shall use their best efforts to effect such assignment so as to avoid the incurrence of any Taxes by Cookson and/or Premier.

                  (iv) Notwithstanding subparagraphs (i) and (ii) of this paragraph (b), each Share held of record immediately prior to the Effective Time by a stockholder of Premier that has not failed to perfect and has not effectively withdrawn, surrendered or lost appraisal rights under Section 262 of Delaware Law as to such Share(s) (to the extent, if any, that such appraisal rights are available under Section 262 of Delaware Law) shall be canceled but not be converted into the right to receive the consideration set forth in subparagraph (i) or (ii), as the case may be, and such stockholder shall not be entitled to receive such consideration and shall be entitled only to such appraisal rights as to such Share(s), PROVIDED, HOWEVER, that if and when any such stockholder shall have failed to perfect such appraisal rights or shall have effectively withdrawn, surrendered or lost such appraisal rights as to such Share(s) in accordance with Delaware Law, then such Share(s) shall be converted (to the fullest extent permitted under Delaware Law, as of the Effective Time) into, and shall be canceled in exchange for, the right to receive such consideration, and such stockholder shall be entitled to receive such consideration in exchange for and upon the surrender of the certificates(s) evidencing such Share(s) in accordance with this Agreement.

         (c) CAPITAL STOCK OF MERGER SUB. Each share of common stock, no par value per share ("MERGER SUB COMMON STOCK"), of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, no par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub at and after the Effective Time that prior to the Effective Time evidenced ownership of any such shares of Merger Sub Common Stock shall evidence ownership of an equal number of shares of capital stock of the Surviving Corporation; PROVIDED, HOWEVER, that each record holder of a stock certificate or certificates that prior to the Effective Time represented a share or shares of Merger Sub Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of stock of the Surviving Corporation to which such record holder is entitled pursuant to the foregoing.

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         (d) ISSUANCE OF SHARES TO COOKSON. At the Effective Time, the Surviving
Corporation shall issue to Cookson 10,000 shares of common stock, no par value per share, of the Surviving Corporation in consideration for the issuance by Cookson of the Securities to the holders of the Shares in connection with the Merger. In consideration of the issuance to Cookson by the Surviving Corporation of such shares of common stock, Cookson shall issue the Securities in accordance with Section 1.7(a)(ii) and (iii).

         (e) ADJUSTMENTS TO PER SHARE AMOUNT. The Ordinary Share Amount and the Class B Per Share Amount shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into the Securities), reorganization, recapitalization or other like change with respect to the Securities, the record date (or the effective date, if no record date has been established) for which shall occur after the date hereof and prior to the Effective Time. There shall be no such adjustment as a result of a cash dividend with respect to the Securities.

SECTION I.7  CLOSING TRANSACTIONS; POST-CLOSING DELIVERY.

         (a) ACTIONS AND DELIVERIES BY COOKSON. Immediately after the Effective Time (except with respect to clause (i) below, which shall occur immediately prior thereto):

                  (i) Cookson shall cause the Certificate of Merger, duly executed by Premier, to be filed with the Secretary of State of the State of Delaware;

                  (ii) Cookson shall deliver, or cause to be delivered, to Alpine, for the shares of Ordinary Common Stock owned by Alpine and outstanding immediately prior to the Effective Time, a certificate for the Securities in the amount of the Ordinary Share Amount, duly issued to and registered in the name of Alpine;

                  (iii) Cookson shall deliver, or cause to be delivered, to each holder of shares of Class B Common Stock outstanding immediately prior to the Effective Time who or that has delivered certificates representing such shares at the Closing, for each share of Class B Common Stock owned and so delivered by such holder of Class B Common Stock, (x) cash in the amount of the Class B Cash Amount by wire transfer of immediately available funds to an account designated in writing by such holder at least two Business Days prior to the Closing Date and (y) a certificate for the Securities in the amount of the Class B Per Share Amount, duly issued to and registered in the name of such holder;

                  (iv) Cookson shall repay, or cause to be repaid, the Premier Indebtedness (as hereinafter defined) listed on EXHIBIT 1.7(A)(III) hereto outstanding as of the Closing and in the amounts outstanding immediately prior to the Effective Time as confirmed by the holders of such indebtedness (the "DEBT REPAYMENT AMOUNT"). Cookson shall deliver to Alpine evidence reasonably satisfactory to Alpine of the repayment of the Debt Repayment Amount. For purposes of this Agreement, the term "Premier Indebtedness" shall mean any indebtedness of Premier or any of its Subsidiaries for or in respect of moneys borrowed or raised by whatever

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means (including, without limitation, by means of acceptances, the issue of loan stocks and finance leases and any liability by bonds, debentures, notes, interest rate/FX swaps, forward FX contracts, commodity hedges, interest rate caps or similar instruments or arrangements) and shall include principal, interest, make-whole costs, break-up costs, prepayment penalties and costs of obtaining releases of guarantees for Premier or its Subsidiaries, including any Taxes directly incurred in respect thereof;

                  (v) Cookson shall deliver, or cause to be delivered, to Alpine the certificates, documents, legal opinion and other instruments referred to in
Section 7.3; and

                  (vi) Cookson shall deliver, or cause to be delivered, to Alpine all other agreements or instruments required under the terms of this Agreement to be executed and delivered by Cookson.

         (b)      ACTIONS AND DELIVERIES BY ALPINE.  At the Closing:

                  (i) Alpine shall cause Premier to execute and deliver to Cookson the Certificate of Merger;

                  (ii) Alpine shall deliver, or cause to be delivered, to Cookson (x) certificates representing the shares of Ordinary Common Stock registered in the name of Alpine and (y) such of the certificates representing the shares of Class B Common Stock registered in the name of any of the holders thereof as have been delivered by such holders;

                  (iii) Alpine shall deliver, or cause to be delivered, to Cookson the certificates as to the legal existence and good standing of Alpine and Premier issued by, and copies of the Certificates of Incorporation, as amended, of Alpine and Premier certified by, the Secretary of State of the State of Delaware;

                  (iv) Alpine shall deliver, or cause to be delivered, to Cookson all of the minute books for Premier;

                  (v) Alpine shall deliver, or cause to be delivered, to Cookson written resignations from the directors and officers of Premier and its Subsidiaries;

                  (vi) Alpine shall deliver, or cause to be delivered, payoff letters from each of the holders of the Premier Indebtedness as to the amount outstanding immediately prior to the Closing Date in a form mutually acceptable to Alpine and Cookson; and

                  (vii) Alpine shall deliver a general release by it of all claims (known or unknown, fixed or contingent, choate or inchoate, liquidated or unliquidated, or otherwise) against Premier and its Subsidiaries in the form annexed hereto as EXHIBIT 1.7(b)(VII) (except for any obligations specifically set forth in this Agreement);

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                  (viii) Alpine shall deliver, or cause to be delivered, the certificate of the Secretary or Assistant Secretary of Premier required under
Section 251(c) of Delaware Law (such certificate thereupon shall be attached to, and shall be considered a part of, this Agreement);

                  (ix) Alpine shall deliver, or cause to be delivered, to Cookson the certificates, documents, legal opinion and other instruments referred to in Section 7.2; and

                  (x) Alpine shall deliver, or cause to be delivered, to Cookson all other agreements or instruments required under the terms of this Agreement to be executed and delivered by Alpine.

         (c) SHAREHOLDER AGREEMENT. At the Closing, Alpine and Cookson shall enter into the Shareholder Agreement in the form attached hereto as EXHIBIT 1.7(c) (the "SHAREHOLDER AGREEMENT").

         (d)      SURRENDER AND PAYMENT.

                  (i) Each holder of Shares that have been converted into the right to receive the Securities and/or cash, upon surrender of a certificate or certificates representing such Shares, together with a duly executed letter of transmittal, will be entitled to receive the Securities and/or cash payable in respect of such Shares, which Securities and/or cash shall be delivered upon such surrender, whether at the Closing or at any time thereafter, subject to applicable escheat laws.

                  (ii) All certificates representing Shares outstanding prior to the Closing Date shall continue to evidence ownership of shares of Ordinary Common Stock or Class B Common Stock, as the case may be, until the Effective Time. At the Effective Time, each share of Ordinary Common Stock or Class B Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, and shall be canceled in exchange for, the right to receive Securities and/or cash in the amount provided for herein. All certificates representing Shares outstanding immediately prior to the Effective Time shall be presented and shall be canceled and exchanged for the Securities and/or cash provided for, and in accordance with the procedures set forth, in this Agreement. The Securities and/or cash delivered upon the surrender for exchange of the Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares and, after the Effective Time, there shall be no further registration or transfers of Shares outstanding prior to the Closing Date.

                  (iii) No fractional Securities shall be issued upon conversion of Shares. In lieu of any fractional Security to which any holder of Shares would otherwise be entitled, Cookson shall round upward to the nearest whole Security or pay the cash equivalent of such fractional Security, at Cookson's sole option.

SECTION I.8  WORKING CAPITAL ADJUSTMENT.

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         (a) As promptly as practicable, but in any event not more than 30 days following the Closing Date, Alpine, together with Arthur Andersen LLP, Alpine's independent accounting firm ("ALPINE'S ACCOUNTANTS"), shall prepare, at Alpine's expense, a statement of the Working Capital (as defined below) of Premier and Premier's consolidated Subsidiaries as of the Closing Date in accordance with U.S. generally accepted accounting principles, applied on a consistent basis (the "PRELIMINARY WORKING CAPITAL STATEMENT").

         (b) After the Closing Date and during the period of any dispute under subsection (c) below, Cookson shall provide Alpine and Alpine's Accountants full access, upon reasonable notice, to the books and records of Premier, and to its officers and employees, and shall cooperate fully with Alpine and Alpine's Accountants, in each case to the extent required in connection with the preparation of the Preliminary Working Capital Statement and any investigation of the basis for any dispute; PROVIDED, HOWEVER, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Premier and its Subsidiaries.

         (c) (i) Cookson may dispute the Preliminary Working Capital Statement by notifying Alpine in writing setting forth, in reasonable detail, the basis for such dispute, within 10 days after Cookson's receipt of the Preliminary Working Capital Statement. In the event of such a dispute, Alpine's Accountants and KPMG Peat Marwick, Cookson's independent accounting firm ("COOKSON'S ACCOUNTANTS"), shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on Alpine and Cookson.

                  (ii) If Alpine's Accountants and Cookson's Accountants are unable to reach a resolution with such effect within 20 days after the date of receipt of Cookson's written notice of dispute to Alpine, Alpine and Cookson shall submit any items remaining in dispute that are contained in such notice for resolution to an independent accounting firm of national reputation mutually appointed by Alpine and Cookson (the "INDEPENDENT ACCOUNTING FIRM"), which shall, within 30 days after such submission, determine and report to Alpine and Cookson upon such remaining disputed items, and such report shall be final, binding and conclusive on Alpine and Cookson. The fees and disbursements of the Independent Accounting Firm shall be borne by Alpine and Cookson in the proportion that the aggregate amount of disputed items submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

                  (iii) The Preliminary Working Capital Statement, adjusted for the resolution of any and all disputes pursuant to subsection (i) or (ii) above, will be deemed to be the "WORKING CAPITAL STATEMENT" for purposes of subsection
(d) below upon the earlier of (A) the lapse of the 10-day period referred to in subsection (i) above, but only if Cookson has not notified Alpine within such time period of any dispute, (B) the resolution of all disputes by Alpine's Accountants and Cookson's Accountants pursuant to subsection (i) above or (iii) the resolution of all disputes by the Independent Accounting Firm pursuant to subsection (ii) above.

         (d) Upon the later of (i) two Business Days after the lapse of the 10-day period referred to in subsection (c)(i) or (ii) two Business Days after resolution of all disputes pursuant to subsection (c)(i) or (ii):

                  (i) in the event that Working Capital shown on the Working Capital Statement is less than 99% of Working Capital as reflected on the Audited Balance Sheet (as defined in Section 4.8), Alpine shall pay to Cookson, by way of adjustment to the consideration received by stockholders of Premier in the Merger, the difference between such amount and the Working Capital shown on the Working Capital Statement, plus interest on such difference at the prime rate of Bankers Trust Company as in effect from time to time from the Closing Date;

                  (ii) in the event that the Working Capital shown on the Working Capital Statement is greater than 101% of Working Capital as reflected on the Audited Balance Sheet, Premier shall pay to Alpine the difference between the Working Capital shown on the Working Capital Statement and such amount, plus interest on such difference at the prime rate of Bankers Trust Company as in effect from time to time from the Closing Date.

         (e) "WORKING CAPITAL" shall mean the net book value of the accounts receivable (net of reserves for doubtful debts), plus inventories (net of reserves), minus accounts payable as determined in accordance with U.S. generally accepted accounting principles applied on a consistent basis. For the purposes of this definition, Premier will not take or reverse any reserves or provisions except in the ordinary course of operations from April 30, 1999 to the Closing Date.

SECTION I.9  DETERMINATION OF AGGREGATE SHARE NUMBER.

         The "Aggregate Share Number" shall mean the total number of shares of Securities to be issued in respect of the rights to receive the same hereinbefore mentioned. The Aggregate Share Number shall be based upon (i) the Debt Repayment Amount as confirmed by payoff letters from the holders of the Premier Indebtedness referenced in Section 1.7(a)(iii), and (ii) a good faith estimate of Closing Cash (as defined below), as certified by the Chief Financial Officer of Premier. The Aggregate Share Number shall be equal to the quotient resulting from dividing (a) $410.0 million U.S. Dollars minus the actual Debt Repayment Amount (as evidenced by such payoff letters) plus the estimated Closing Cash by (b) $2.9778 U.S. Dollars. "Closing Cash" shall mean available cash on hand as of the close of business on the last Business Day prior to the Closing Date plus unrestricted cash on deposit plus cash deposited which is subject to delayed availability due to clearing restrictions less an amount for funds required to pay issued but unpresented drafts, checks or wire transfers or similar items. As promptly as practicable, and in any event within 15 days after the Closing Date, the parties shall mutually determine the final Closing Cash. To the extent the final Closing Cash is greater or less than the estimated Closing Cash, Premier shall pay Alpine or Alpine shall pay Cookson, as appropriate, the amount of such difference. Such payment shall be made promptly, in cash.

SECTION I.10  PRE-CLOSING STEPS.

         On the day before the Closing Date, at the request and instruction of Cookson, Alpine shall cause the following transactions to occur:

         (a) all indebtedness of any Subsidiary of Premier which is not resident for tax purposes in a member state of the European Union or in the United States shall be transferred to Premier or to a Subsidiary of Premier which is resident for tax purposes in either the United Kingdom or the United States; and

         (b) all of the share capital of any Premier Subsidiary which is not resident for tax purposes in the United Kingdom or the United States shall be transferred to any United Kingdom Subsidiary of Premier, subject to such transfer being approved in advance by Cookson, the consideration for such transfer to be satisfied by the issue of ordinary shares of that United Kingdom Subsidiary;

PROVIDED, HOWEVER, that Cookson shall indemnify Alpine from and against all Liabilities (as defined in Section 9.1), including any tax imposed on any indemnity payments made pursuant to this Section 1.10, relating to or arising out of the foregoing transactions or compliance with this Section 1.10. For the avoidance of doubt, Cookson's indemnification obligation with respect to such Liabilities is total and complete from the first dollar.


                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF ALPINE AND PREMIER

         As of the date hereof, Alpine and Premier hereby jointly and severally represent and warrant to Cookson that, except as set forth in the applicable section of the disclosure schedule delivered by Alpine and Premier to Cookson and attached hereto and made a part hereof (the "PREMIER DISCLOSURE SCHEDULE"):

SECTION II.1  TITLE TO SHARES.

         Alpine is the record and beneficial owner of the number of shares of Ordinary Common Stock set forth opposite its name on Section 2.1 of the Premier Disclosure Schedule attached hereto, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts and any other restrictions or imperfections of title, other than the Stockholders Agreement, dated as of January 30, 1998, by and among Premier (f/k/a Refraco Inc.), Alpine and the holders of Class B Common Stock (the "STOCKHOLDERS AGREEMENT"), which shall automatically terminate upon the Closing, and except as otherwise set forth in Section 2.1 of the Premier Disclosure Schedule.

SECTION II.2  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         Each of Premier and its Subsidiaries (as defined in Section 12.3) is a corporation duly organized and validly existing and, where applicable and required, duly registered with all appropriate authorities, and Premier is in good standing, under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted. Each of Premier's Subsidiaries is in good standing (with respect to the jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation, and each of Premier and its Subsidiaries is duly qualified, licensed and authorized to do business as a foreign corporation and is in good standing (with respect to the jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification, licensing and authorization necessary, other than those jurisdictions in which the failure to be in good standing, or to so qualify or be licensed or authorized, would not have a Premier Material Adverse Effect. "PREMIER MATERIAL ADVERSE EFFECT" means any change, effect, event, situation or condition that is adverse to the business, results of operations, properties or financial condition of Premier or any of its Subsidiaries to an extent greater than $200,000 U.S. Dollars individually or more than $350,000 U.S. Dollars (or, with respect to Section 2.14 only, $1,000,000 U.S. Dollars) in the aggregate; PROVIDED, HOWEVER, that in determining whether there has been a Premier Material Adverse Effect since any date specified in any representation of Alpine and Premier, any adverse effect attributable to the following shall be disregarded: (i) general economic, business or financial market conditions; (ii) general industry conditions, including, without limitation, conditions affecting the steel industry; (iii) the announcement of this Agreement; (iv) the breach by Cookson of this Agreement; or (v) any change in any law, rule or regulation or U.S. generally accepted accounting principles or interpretations thereof that applies to Alpine or Premier. In each case of a Premier Material Adverse Effect: (i) if an individual adverse effect exceeds $200,000, the entire amount shall be recognized and qualified for inclusion as a Liability for purposes of, and as defined in, Article IX hereof; and (ii) if aggregate adverse effects (including those both larger and smaller than $200,000) exceed $350,000 (or, with respect to Section 2.14 only, $1,000,000 U.S. Dollars), the entire amount shall be recognized and qualified for inclusion as a Liability for purposes of Article IX hereof. Section 2.2 of the Premier Disclosure Schedule sets forth the name and the jurisdiction of incorporation of each of Premier's Subsidiaries. Except as set forth in Section 2.2 of the Premier Disclosure Schedule, all the outstanding capital stock and other ownership interests or equity equivalents of each of the Subsidiaries of Premier were issued in compliance with all applicable securities laws and have been, and are, duly authorized, validly issued, fully paid and non-assessable, and are wholly owned by Premier or another Subsidiary of Premier free and clear of any claim, lien, security interest, pledge, charge, encumbrance, stockholders' agreement, voting trust and any other restrictions or imperfections of title. Except as disclosed in Section 2.2 of the Premier Disclosure Schedule, neither Premier nor any of its Subsidiaries directly or indirectly Controls or owns any interest in any other corporation, partnership, joint venture or other business association or entity.

SECTION II.3 AUTHORITY RELATIVE TO THIS AGREEMENT AND RELATED MATTERS.

         Each of Alpine and Premier has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by each of Alpine and Premier of this Agreement and the consummation by each of Alpine and Premier of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Alpine and Premier, including all necessary stockholder action. This Agreement has been duly executed and delivered by each of Alpine and Premier and, assuming the due authorization, execution and delivery hereof by each of the other parties hereto, constitutes the legal, valid and binding obligation of each of Alpine and Premier, enforceable against each of Alpine and Premier in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No representation is given with respect to the Income Tax treatment or effect of the transactions contemplated hereby.

SECTION II.4  CERTIFICATE OF INCORPORATION AND BY-LAWS.

         Premier has heretofore furnished to Cookson a true, complete and correct copy of the Certificate of Incorporation and By-Laws, as amended to date, of Premier and the corresponding charter documents for each of its Subsidiaries with total assets of U.S. $50,000 or more. Such Certificate of Incorporation and By-Laws and charter documents of its Subsidiaries are in full force and effect. Neither Premier nor any of Premier's Subsidiaries is in violation of any of the provisions of the Certificate of Incorporation or By-Laws of Premier or the charter documents of any of its Subsidiaries.

SECTION II.5  CAPITALIZATION.

         (a) The authorized capital stock of Premier consists of 500,000 shares of Ordinary Common Stock, 100,000 shares of Class B Common Stock and 400,000 shares of preferred stock, par value $.01 per share ("PREMIER PREFERRED STOCK"). As of the date hereof (i) 84,396 shares of Ordinary Common Stock are issued and outstanding (all of which are owned by Alpine) and no shares are reserved for issuance, (ii) 16,751 shares of Class B Common Stock are issued and outstanding (all of which are owned of record as of the date hereof by the holders listed on Section 2.5(a) of the Premier Disclosure Schedule attached hereto) and no shares are reserved for issuance and (iii) no shares of Premier Preferred Stock are issued or outstanding or are reserved for issuance. On the Closing Date immediately prior to the Effective Time, Alpine will own beneficially and of record all of the issued and outstanding shares of Class B Common Stock, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts and any other restrictions or imperfections of title.

         (b) Except for this Agreement and other than as set forth in Section 2.5(b) of the Premier Disclosure Schedule, there are no securities convertible into or exchangeable for capital stock or other ownership interests or equity equivalents, options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other ownership interests or equity equivalents in, Premier or any Subsidiary thereof, nor are there any obligations of Premier or any Subsidiary thereof to issue or sell any shares of capital stock of, or other ownership interests or equity equivalents in, Premier or any Subsidiary thereof or any agreement to issue any capital stock or any such convertible or exchangeable securities, options, warrants, rights, agreements, arrangements or commitments. All issued and outstanding shares of Ordinary Common Stock and Class B Common Stock have been, and are, duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable securities laws. There are no voting trusts or other agreements or understandings to which Alpine, Premier or any Subsidiary thereof is a party with respect to the capital stock of Premier or any Subsidiary thereof other than the Stockholders Agreement and except as otherwise set forth in Section 2.5(b) of the Premier Disclosure Schedule.

SECTION II.6  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         The execution and delivery of this Agreement by each of Alpine and Premier do not, and the execution and delivery of the Shareholder Agreement by Alpine will not, and neither the performance by each of Alpine and Premier of this Agreement or the performance by Alpine of the Shareholder Agreement nor the transactions contemplated hereby or thereby will, (a) conflict with or violate the Certificate of Incorporation or By-Laws of Alpine, Premier or any of Premier's Subsidiaries, (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Alpine, Premier or any of Premier's Subsidiaries or by which any of them or their respective properties is bound or affected, (c) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration, cancellation of or other adverse effect under, or result in the creation of a lien or encumbrance on any of the properties or assets of Premier or any of Premier's Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, joint venture, lease, license, permit, franchise or other instrument or obligation to which Premier or Premier's Subsidiaries is a party or by which Premier, Premier's Subsidiaries or any of their properties is bound or affected, or (d) require Alpine, Premier or any of Premier's Subsidiaries to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, except in respect of any of clauses
(a) through (d) above (i) as set forth in Section 2.6 of the Premier Disclosure Schedule, (ii) for the filing of the Certificate of Merger, (iii) for filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), (iv) any required European Commission or other national competition authorities consents or filings with any foreign governmental or regulatory authority, or (v) with respect to clause (c) only, where such breaches, defaults or other occurrences would not either (x) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or otherwise prevent Alpine or Premier from performing its obligations under this Agreement or (y) have a Premier Material Adverse Effect.

SECTION II.7 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES; PREMIER
INDEBTEDNESS.

         (a) Alpine has delivered to Cookson (i) the audited consolidated balance sheet of Premier and its consolidated Subsidiaries as of April 30, 1998, and the related audited consolidated statements of income and cash flows for the year then ended, certified by Arthur Andersen LLP and attached hereto as Section 2.7(i) to the Premier Disclosure Schedule, and (ii) the unaudited consolidated balance sheet of Premier and its consolidated Subsidiaries as of April 30, 1999, and the related unaudited consolidated statements of income and cash flows for the year then ended, certified by the principal financial and accounting officer of Premier and attached hereto as Section 2.7(ii) to the Premier Disclosure Schedule. All of the foregoing financial statements of Premier and its Subsidiaries are collectively referred to herein as the "FINANCIAL STATEMENTS." As used herein, the term "UNAUDITED BALANCE SHEET" shall mean the unaudited consolidated balance sheet of Premier and its consolidated Subsidiaries as of April 30, 1999 and the term "UNAUDITED FINANCIAL STATEMENTS" shall mean the Unaudited Balance Sheet and the related unaudited consolidated statements of income and cash flows of Premier and its consolidated Subsidiaries for the year ended April 30, 1999.

         (b) All of the Financial Statements: (i) present fairly in all material respects the consolidated financial position of Premier and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in financial position for the respective periods covered by such statements;
(ii) are consistent with the books and records of Premier and its consolidated Subsidiaries; and (iii) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis with prior years (except as may be indicated therein or in the notes thereto), except for consolidating, tax and other normal year-end audit adjustments.

         (c) Neither Premier nor any Subsidiary thereof has any liability or obligation of any nature (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise) of the type required to be set forth in the Financial Statements (including the notes thereto) in accordance with U.S. generally accepted accounting principles, consistently applied, other than liabilities and obligations (i) that are reflected in the Unaudited Balance Sheet or reflected in the notes thereto, (ii) that arose in the ordinary course of business since April 30, 1999 and would not have a Premier Material Adverse Effect or (iii) that are set forth in Section 2.7(c) of the Premier Disclosure Schedule.

         (d) Since April 30, 1998, there have been no reserves or provisions taken or reversed or assets written down or written up except in the ordinary course of operations or as set forth in Section 2.7(d) of the Premier Disclosure Schedule.

         (e) Section 2.7(e) of the Premier Disclosure Schedule sets forth, as of the close of business on May 27, 1999, a list of the outstanding Premier Indebtedness, which includes the names of the holders thereof and the principal amounts thereof.

SECTION II.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as contemplated by this Agreement or disclosed in Section 2.8 of the Premier Disclosure Schedule, since April 30, 1999, Premier and each of its Subsidiaries have operated their business in the ordinary course of business as theretofore conducted, and, since such date, (i) there has not been one or more circumstances, events or conditions which collectively constitute a Premier Material Adverse Change (as defined in Section 7.2(d)) and (ii) none of Premier or any Premier Subsidiary has entered into any material transaction with any third party or any of their respective Affiliates that will be in effect as of the Closing.

SECTION II.9  ABSENCE OF LITIGATION.

         Except as set forth in Section 2.9 of the Premier Disclosure Schedule,
(i) there is no claim, action, suit or legal or administrative proceeding pending or, to the knowledge of Alpine or Premier, threatened against Premier or Premier's Subsidiaries and (ii) no notice, order, writ, injunction, subpoena or decree has been issued by or requested of any court or governmental agency or department that would, if adversely determined, under subclauses (i) and (ii) above, have a Premier Material Adverse Effect. As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of Alpine and Premier, threatened against Premier or any of Premier's Subsidiaries that seek to prevent or challenge, or seek damages in connection with, the transactions contemplated by this Agreement or otherwise arising out of or in any way related to this Agreement, the Shareholder Agreement or any of the transactions contemplated hereby or thereby.

SECTION II.10  EMPLOYEE BENEFIT PLANS.

         Section 2.10 of the Premier Disclosure Schedule sets forth a true and complete list of the employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) currently maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by Premier or its Subsidiaries or any entity that would be deemed a "single employer" with Premier within the meaning of
Section 414(b), (c), (m) or (o) of the Code or similar legislation of foreign jurisdictions, and all material bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, post-retirement or post-termination health or welfare benefit, severance, welfare, medical, life, vacation, sickness, change in control, death benefit and other similar fringe or employee benefit plans, programs, policies or arrangements, all employment, consulting or executive compensation agreements, in each case, whether domestic or foreign, for the benefit of, or relating to, any employee, former employee or director of Premier or any Subsidiary of Premier (including their beneficiaries) (collectively, the "PREMIER EMPLOYEE PLANS"). For purposes of the preceding sentence, "material"means any program, plan or benefit involving either more than five (5) persons or aggregate liability in excess of $100,000. Except as set forth in Section 2.10 of the Premier Disclosure Schedule and except as to those which would not have a Premier Material Adverse Effect, with respect to any of the Premier Employee Plans, (i) each Premier Employee Plan (other than a Multiemployer Plan (as defined below) intended to qualify under Section 401(a) of the Code (or similar provisions for tax-registered or tax-favored plans of foreign jurisdictions ("FOREIGN PLANS")) is so qualified and has received a favorable determination letter from the Internal Revenue Service (the "IRS") (or, if applicable, any required approvals of foreign governmental authorities for Foreign Plans), and with respect to each such Premier Employee Plan, to the knowledge of Alpine and Premier, no event has occurred or condition exists that could reasonably be expected to disqualify such Premier Employee Plan; (ii) no such Premier Employee Plan (other than a Foreign Plan) is a "multiemployer plan" within the meaning of
Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code (a "MULTIEMPLOYER PLAN") or a single employer pension plan within the meaning of
Section 4001(a)(15) of ERISA that is subject to Sections 4063 and 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN") and no withdrawal liability exists with respect to any Multiemployer Plan or Multiple Employer Plan and, in relation to any Foreign Plan, none of Alpine, Premier or Premier's Subsidiaries has any reason to believe that withdrawal from or termination of any Foreign Plan will trigger or increase any additional liability to such plan; (iii) there has been no "prohibited transaction" within the meaning of Section 4975(c) of the Code or
Section 406 of ERISA, involving the assets of the Premier Employee Plans, which could reasonably be expected to subject Premier or any Premier Subsidiary either to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code; (iv) no "accumulated funding deficiency" (within the meaning of Section 412 of the Code and Section 302 of ERISA) has been or could reasonably be expected to be incurred, whether or not waived, and no excise or other taxes have been or could be expected to be incurred or are due and owing by Alpine, Premier or any of Premier's Subsidiaries with respect to the Premier Employee Plans because of any failure to comply with the minimum funding standards of the Code and ERISA or, in respect of any Foreign Plans, any failure to comply with the minimum funding requirements in the jurisdiction where that plan is in operation; (v) no claim, lawsuit, arbitration or other action has been asserted or instituted, or to the knowledge of Alpine and Premier is threatened or anticipated against the Premier Employee Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, Premier, any Subsidiary of Premier, any director, officer or employee thereof, or any of the assets of any trust of the Premier Employee Plans; (vi) each Premier Employee Plan (other than a Multiemployer Plan) complies and has been maintained and operated in all respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code; (vii) no Premier Employee Plan (other than a Multiemployer Plan) is or is expected to be under audit or investigation by the IRS, U.S. Department of Labor, or, in respect of any Foreign Plan, any equivalent body or authority, or any other governmental authority and no such completed audit or investigation, if any, has resulted in the imposition of any tax or penalty; (viii) except as required by Section 4980B(f) of the Code, no Premier Employee Plan provides medical, death or welfare benefits (whether or not insured) with respect to current or former employees of Premier or Premier's Subsidiaries beyond their retirement or other termination of employment; and
(ix) no "reportable event" within the
meaning of Section 4043(c) of ERISA and the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived (a "REPORTABLE EVENT"), has occurred or is expected to occur, and the consummation of the transactions contemplated by this Agreement will not result in a Reportable Event with respect to any Premier Employee Plan (other than a Multiemployer Plan). Notwithstanding the foregoing, the representations and warranties contained in this Section 2.10 (other than the representations and warranties contained in subsections (ii), (iii) and (viii)) are qualified such that to the extent that any such representation or warranty applies to a Premier Employee Plan that is a Multiemployer Plan, such representation or warranty shall be deemed to be to the best knowledge of Alpine and Premier.

SECTION II.11  PERMITS AND LICENSES.

         Except as set forth in Section 2.11 of the Premier Disclosure Schedule or as would not have a Premier Material Adverse Effect, (i) Premier and Premier's Subsidiaries are now, and on the Closing Date will be, the holder of all licenses, franchises, ordinances, authorizations, permits, certificates, consents, orders and registrations, domestic or foreign, necessary to enable them to continue to conduct their businesses as presently conducted (collectively, the "PREMIER LICENSES") and (ii) all of the Premier Licenses are in full force and effect, except, in each case, for those that lapse in accordance with their terms for reasons other than any change in control of Premier or any of Premier's Subsidiaries. Neither Alpine nor Premier has reason to believe that Premier or any of its Subsidiaries will not be able to obtain or retain all Premier Licenses. Neither Premier nor any of its Subsidiaries is required to have any form of security clearance from any governmental agency in order to conduct their business in the manner it is presently conducted. Except as set forth in Section 2.11 of the Premier Disclosure Schedule, there is not now pending or, to the knowledge of Alpine and Premier, threatened any investigation before any foreign, federal, state or local governments or agencies.

SECTION II.12  PROPERTIES AND CONTRACTS.

         (a) Except as set forth in Section 2.12(a) of the Premier Disclosure Schedule, Premier and Premier's Subsidiaries have good and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of the tangible personal properties and assets and rights reasonably necessary to operate or conduct the business as it is now being operated and conducted by Premier and its Subsidiaries (collectively, the "Premier Assets"), including, without limitation, all such properties and assets that are shown on the Financial Statements attached as Sections 2.7(i) and (ii) to the Premier Disclosure Schedule (except for such properties and assets sold in the ordinary course of business since the dates of such statements), in each case free and clear of all liens, pledges, security interests, restrictions, prior assignments, claims, encumbrances and other defects and/or imperfections of title, except as set forth in such Financial Statements and except for those:
(i) securing Taxes, assessments and other governmental charges or levies not yet due and payable (excluding any imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business not yet due and payable; and (ii) consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business.

         (b) All patents, patent applications, trade names, registered trademarks and service marks, trademark and service mark applications, registered copyrights and registered design rights and applications therefor owned by or licensed to or used by Premier or any of its Subsidiaries (i) are listed and identified in Section 2.12(b) of the Premier Disclosure Schedule,
(ii) have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries, states or other jurisdictions to the extent set forth in Section 2.12(b) of the Premier Disclosure Schedule, (iii) have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such country, state or other jurisdiction, and (iv) to the knowledge of Alpine and Premier, are valid, enforceable and in full force and effect. Except as set forth in Section 2.12(b) of the Premier Disclosure Schedule, Premier and Premier's Subsidiaries own, free and clear of all liens, pledges, security interests, restrictions, prior assignments, claims, encumbrances and other defects and/or imperfections of title, or are licensed to use, pursuant to licenses disclosed on Section 2.12(b) of the Premier Disclosure Schedule, all patents, trademarks, trade names, copyrights, trade secrets, customer lists, technology, know-how, processes and any other confidential information used in or reasonably necessary for the conduct of their businesses as currently conducted. Except as set forth in Section 2.12(b) of the Premier Disclosure Schedule, the use of such patents, trademarks, trade names, copyrights, trade secrets, customer lists, technology, know-how, designs and registered design rights, rights of extraction relating to databases, processes, confidential information and all similar or equivalent rights, registered or unregistered, including all applications for any of the foregoing ("PREMIER INTELLECTUAL PROPERTY"), by Premier or Premier's Subsidiaries has not and does not infringe the rights of any person and no claim in writing has been made by any person that it does infringe. Except as described in Section 2.12(b) of the Premier Disclosure Schedule, no person has a license to use any of the Premier Intellectual Property. Except as set forth in Section 2.12(b) of the Premier Disclosure Schedule, to the knowledge of Alpine and Premier, no person is infringing upon the patents, trade names, trademarks, copyrights or applications therefor set forth in Section 2.12(b) of the Premier Disclosure Schedule.

         (c) Except for the contracts, commitments, plans, agreements and licenses described in Section 2.12(c) of the Premier Disclosure Schedule attached hereto, neither Premier nor any of its Subsidiaries is a party to, nor is Premier or any of its Subsidiaries or any of the Premier Assets or the Premier Intellectual Property subject to or otherwise bound by, any oral or written contract, commitment, agreement or license which may involve an aggregate monetary commitment in excess of U.S. $1,000,000 on the part of Premier or any of its Subsidiaries. Except as set forth in Section 2.12(c) of the Premier Disclosure Schedule, all of the contracts, commitments, leases or other agreements of Premier and Premier's Subsidiaries are presently valid and enforceable, and there is no violation, default or claim of violation or default by any party thereto, and no condition or event has occurred which with notice or lapse of time or both would constitute a violation or default thereunder, except for any such failure to be valid and existing and in full force and effect, or any such violation, default or claim, that would not have a Premier Material Adverse Effect. Cookson has been furnished with true and complete copies of all material contracts, commitments, leases or other agreements of Premier and its Subsidiaries.

SECTION II.13  REAL PROPERTY AND EQUIPMENT.

         (a) Section 2.13(a) of the Premier Disclosure Schedule contains a complete and correct list of all real property owned, occupied, leased or otherwise used by Premier and Premier's Subsidiaries in the conduct of their business. All of such real property is either owned or leased by Premier or one of its Subsidiaries. All such real property, buildings and structures, and the equipment therein, and the operations and maintenance thereof, comply with any applicable agreements and restrictive covenants and conform to all applicable legal requirements, including those relating to building use, land use and zoning, except in each case where the failure so to comply or conform would not have a Premier Material Adverse Effect. Premier and Premier's Subsidiaries' buildings and other structures, equipment (including personal property) and other assets (whether leased or owned) are in reasonably good operating condition and repair, subject to ordinary wear and tear.

         (b) None of Alpine, Premier or any of Premier's Subsidiaries has received notice or other written communication of any proposed or contemplated eminent domain or other proceeding that would result in the taking of all or any part of such real property that would prevent or hinder the continued use of such real property as heretofore used in the conduct of the business by Premier or any of its Subsidiaries.

         (c) There are no material encroachments onto such real property by any improvements on any adjoining property.

         (d) There are no material encroachments onto any adjoining property by any improvements on such real property.

         (e) With respect to any part of such real property owned by Premier or any of its Subsidiaries, Premier or one of its Subsidiaries owns good and marketable fee simple absolute title (or the equivalent) thereto, free and clear of any and all mortgages, deeds of trust, liens, encumbrances, claims, charges, security interests, equities covenants, conditions, restrictions, easements, classifications as a monument, rights of way, leases, tenancies, rights of occupation, wayleaves, licenses, third-party rights or other matters and other defects and/or imperfections of title, whether or not of record, except for those (i) securing Taxes, assessments and other governmental charges or levies not yet due and payable (excluding any imposed pursuant to any of the provisions of ERISA) or the claims of architects, builders, materialmen, mechanics, carriers or warehousemen for services, works, labor, materials or supplies incurred in the ordinary course of business not yet due and payable, (ii) consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under surety or performance bonds, (iii) constituting encumbrances in the nature of equities covenants, conditions, restrictions, easements, rights of way, leases, tenancies, rights of occupation, wayleaves, licenses, third-party rights or other matters and other defects and/or imperfections of title, whether or not of record, on or with respect to the use of Premier's or any of its Subsidiaries' real property, provided the same (x) do not materially interfere with the present use or continued existence of structures on the properties or (y) do not materially impair the value thereof or (iv) set forth in Section 2.13(e) of the Premier Disclosure Schedule.

         (f) Except as described in Section 2.13(f) of the Premier Disclosure Schedule, all of the Premier Assets and all other assets and property of Premier and its Subsidiaries are located on the premises owned or leased by Premier or any of its Subsidiaries as set forth in Section 2.13(a) of the Premier Disclosure Schedule.

SECTION II.14  COMPLIANCE WITH ENVIRONMENTAL LAWS.

         The representations and warranties in this Section 2.14 are the exclusive representations and warranties covering environmental matters made by Alpine and Premier. As used in this Section 2.14, the reference to "Premier" shall mean Premier or any of its Subsidiaries or any predecessor of Premier or any of its Subsidiaries only to the extent Premier or any of its Subsidiaries is liable for any Environmental Liabilities (as hereinafter defined) of such predecessor.

         For the purposes of this Section 2.14, the following terms shall have the meanings set forth hereafter:

                  "ENVIRONMENT" shall mean any surface or subsurface physical medium or natural resource, including air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium.

                  "ENVIRONMENTAL LAWS" shall mean any federal, state, local, foreign or common law (including the law of the European Union), rule, regulation, ordinance, code, order or judgment (including any written judicial or administrative guidance) relating to the injury to, or the pollution or protection of, human health and safety or the Environment effective prior to the Closing Date or, solely with respect to Section 9.2(a), in effect at the time that any claims are made under Section 9.2(a).

                  "ENVIRONMENTAL LIABILITIES" shall mean any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, remediation, monitoring or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any party, entity or authority incurred as a result of (i) the existence of Hazardous Substances in, on, under, at or emanating from any real property presently or formerly owned, operated or managed by Premier , (ii) the off-site transportation, treatment, storage or disposal of Hazardous Substances generated by Premier or (iii) the violation of any Environmental Laws.

                  "HAZARDOUS SUBSTANCES" shall mean petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, friable asbestos or any materials containing friable asbestos, and any materials or substances regulated as "hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants," "prescribed substances" or any similar denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.

         Except for specific facts and environmental conditions set forth in
Section 2.14 of the Premier Disclosure Schedule, and without giving effect to any speculative conclusions therein, and except as would not have a Premier Material Adverse Effect:

                  (a) All of the operations of Premier comply with all applicable Environmental Laws, and any real property presently owned, leased or operated by Premier (collectively, the "PREMIER REAL PROPERTY") meets, and, to the knowledge of Alpine and Premier, the real property formerly owned, leased or operated by Premier met, at the time Premier owned, leased or operated it, the requirements and standards of all Environmental Laws.

                  (b) The Premier Real Property does not contain, and, to the knowledge of Alpine and Premier, the real property formerly owned, leased or operated by Premier did not contain at the time Premier owned, leased or operated it, any Hazardous Substances in, on, over, under or at it, in concentrations which would violate any applicable Environmental Laws or have resulted or would be reasonably likely to result in the imposition of liability or obligations on Premier under any applicable Environmental Laws, including any violation, liability or obligations for the investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over, under or at the Premier Real Property and the real property formerly owned, leased or operated by Premier.

                  (c) None of the Premier Real Property is listed or, to the knowledge of Alpine and Premier, proposed for listing, and, to the knowledge of Alpine and Premier, the real property formerly owned, leased or operated by Premier is not listed or proposed for listing, on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., or any similar inventory of sites requiring investigation or remediation maintained by any state, locality or foreign governmental authority, department, agency, court or tribunal. Except as set forth on Section 2.14 of the Premier Disclosure Schedule, Premier has not received any written notice from any governmental entity or third party, of any actual or threatened Environmental

Liability that is outstanding, pending or unresolved with respect to the Premier Real Property or any real property formerly owned, leased or operated by Premier.

                  (d) Premier has all the permits, licenses, authorizations and approvals necessary for the conduct of its business and for the operations on, in or at the Premier Real Property which are required under applicable Environmental Laws (the "PREMIER ENVIRONMENTAL PERMITS"). Premier is in compliance with the terms and conditions of all such Environmental Permits, and, to the knowledge of Alpine and Premier, no reason exists why Premier is not capable of continued operation of its business in compliance with the Premier Environmental Permits and the applicable Environmental Laws.

SECTION II.15  COMPLIANCE WITH LAWS.

         Except for such violations as have not had (since May 31, 1997) and would not have a Premier Material Adverse Effect or as set forth in Section 2.15 of the Premier Disclosure Schedule, Premier and each of its Subsidiaries has been (since May 31, 1997) and is, and their business has been (since May 31, 1997) and is being conducted and operated, in compliance with all requirements of all applicable statutes, laws, ordinances, regulations, rules, codes or decrees, whether foreign or domestic, federal, state or local, which affect Premier or any of its Subsidiaries, their business, the Premier Assets or any other assets and property of Premier and its Subsidiaries, or to which Premier or any of its Subsidiaries is subject, including, without limitation, those relating to equal employment practices; occupational safety and health; export/import licenses or controls; foreign exchange controls; restraint of trade and unfair competition; immigration; and federal procurement. Except as set forth in Section 2.15 of the Premier Disclosure Schedule, neither Premier nor any of its Subsidiaries has received any written notice or other communication from any governmental authority or local quasi-governmental entity with respect to an alleged, actual or potential violation and/or failure to comply with any of the foregoing.

SECTION II.16  EMPLOYMENT MATTERS.

         Except as would not have a Premier Material Adverse Effect:

         (a) Except as set forth in Section 2.16(a) of the Premier Disclosure Schedule, each of Premier and its Subsidiaries: (i) is in compliance with all applicable foreign, federal, state and provincial laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, pay equity and wages and hours, in each case, with respect to current, former or retired employees or consultants of Premier or any of its Subsidiaries (collectively "PREMIER EMPLOYEES"); (ii) has timely withheld and paid over to the appropriate foreign, federal, state, provincial or local governmental authorities all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Premier Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) (other than routine payments to be made in the ordinary course of business and consistent with past practice) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Premier Employees.

         (b) Except as set forth in Section 2.16(b) of the Premier Disclosure Schedule, neither Premier nor any of its Subsidiaries is involved in or, to the knowledge of Alpine and Premier, threatened with any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any Premier Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Except as set forth in Section 2.16(b) of the Premier Disclosure Schedule, neither Premier nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act, or in relation to dismissals, equal pay, sex, race or disability discrimination, or similar such unfair labor practices legislation of foreign jurisdictions. Except as set forth in Section 2.16(b) of the Premier Disclosure Schedule, neither Premier nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or union recognition agreement with respect to Premier Employees and no collective bargaining agreement is being negotiated by Premier or any of its Subsidiaries.

         (c) Except as set forth in Section 2.16(c) of the Premier Disclosure Schedule, each of Premier and Premier's Subsidiaries is in compliance with all laws, regulations and orders relating to workers' compensation and the Worker Adjustment and Retraining Notification Act or similar such legislation or regulations of foreign jurisdictions.

SECTION II.17  TAX RETURNS, AUDITS AND LIABILITIES.

         For purposes of this Agreement, except as otherwise expressly provided, unless the context otherwise requires:

                  "INCOME TAXES" means any federal, state, local or foreign income or franchise (or an excise tax based on income) Tax, including a Tax assessed on a corporation by reference to its income, gains or profits, and shall include, for the avoidance of doubt, any withholding tax and United Kingdom corporation tax, and in each instance any interest, penalties or additions to tax attributable to such Tax.

                  "RETURN" means any report, return, statement, estimate, declaration, form or other information required to be supplied to a taxing authority in connection with Taxes.

                  "TAX" or "TAXES" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax.

                  "TAX SHARING ARRANGEMENT" means any written or unwritten agreement or arrangement for the allocation or payment of or with respect to Tax liabilities or Tax benefits.

         Except as set forth in Section 2.17 of the Premier Disclosure Schedule, with respect to each of Premier and Premier's Subsidiaries (or Alpine acting on behalf of Premier and Premier's Subsidiaries) (i) Alpine has or will timely file all Returns for periods ending on or prior to the Closing Date and will file all Returns it files on a consolidated or combined basis with Premier or any of Premier's Subsidiaries that would include the income of any of such corporations for any Pre-Closing Date Period (as defined in Section 6.9); (ii) there is no Tax liability of Premier or any of its Subsidiaries through April 30, 1999 that has not been adequately provided for in the Financial Statements. All Income Tax and other material Tax Returns described in subclause (i) of this paragraph with respect to Taxes were true and correct in all material respects as of the date on which they were filed or as subsequently amended to the date hereof.

         Except as set forth in Section 2.17 of the Premier Disclosure Schedule,
(A) there are no proposed adjustments resulting from any audits that have been or will be contested and there is no action, suit, proceeding, investigation, audit, claim or assessment pending or, to the knowledge of Alpine and Premier, threatened with respect to any liability for Tax that relates to Premier or any of Premier's Subsidiaries for which a material amount of Tax is at issue, (B) all material amounts required to be collected or withheld by Premier and each of Premier's Subsidiaries with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted and (C) there is no liability for Tax, whether currently imposed or subsequently imposed, pursuant to United States Treasury Regulations ("TREAS. REGS.") Section 1.1502-6 (or any comparable provision of foreign, state or local law), on Premier or any of Premier's Subsidiaries by reason of having been a member of any consolidated, unitary or combined group of which Alpine is the common parent corporation. For the avoidance of doubt, Alpine's indemnification obligation with respect to any such Section 1.1502-6 (or any comparable provision of foreign, state or local law) Tax liabilities is total and complete from the first dollar.

         Except as set forth in Section 2.17 of the Premier Disclosure Schedule, neither Premier nor any of its Subsidiaries has any deferred gain or loss arising from deferred intercompany transactions (as referred to in Treas. Regs.
Section 1.1502-13).

         The Income Tax Returns of Premier and any of its Subsidiaries and the consolidated or combined returns of Alpine on which their income is included have been audited by an applicable taxing authority or are closed by the applicable statute of limitations for periods through April 30, 1995.

         Premier has heretofore provided Cookson with complete copies (or, if oral, written descriptions) of any Tax Sharing Arrangement to which Premier or any of its Subsidiaries is a party. Except as permitted pursuant to Section 6.9, Premier or any of its Subsidiaries will have no liability following the Closing Date under any Tax Sharing Agreement.

SECTION II.18  SECURITIES ACT COMPLIANCE.

         (a) Alpine understands that the Securities have not been registered under the Securities Act or any state law, rule or regulation and are being offered and sold under an exemption from registration provided by, among other provisions, Rule 506 of Regulation D promulgated under the Securities Act and, therefore, the Securities cannot be resold without such registration under the Securities Act or an exemption from such registration requirement.

         (b) Alpine represents that it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Alpine has been given an opportunity to examine all documents, including this Agreement and the Annual Report of Cookson on Form 20-F for the year ended December 31, 1998 as filed with the Securities and Exchange Commission, and to ask questions of and to receive answers from Cookson concerning the terms and conditions of matters contemplated in this Agreement, and to obtain any additional information necessary to verify the accuracy of any information given to the extent Cookson possesses such information or can acquire it without unreasonable effort or expense.

         (c) Alpine represents that it is acquiring the Securities solely for its own account for investment purposes only and not with a view to or in connection with any resale or distribution thereof, except in accordance with the Securities Act. Neither Alpine nor any of its Affiliates has any intention of participating in the formulation, determination or direction of the basic business decisions of Cookson.

SECTION II.19  INSURANCE.

         (a) The business of Premier and its Subsidiaries and the Premier assets and real and personal property are and have been, during the periods indicated on Section 2.19(i) of the Premier Disclosure Schedule, insured by such insurers and under such policies as are listed on Section 2.19(i) of the Premier Disclosure Schedule. Such insurance policies and arrangements have been in effect without interruption during such period, are in full force and effect on the Closing Date and are adequate and customary for the business engaged in by Premier and its Subsidiaries as of the date hereof. To the knowledge of Alpine and Premier, the continued coverage of Premier and its Subsidiaries after the Closing Date under any insurance policies that provided occurrence-based coverage for events occurring prior to the Closing Date that name Premier or any of its Subsidiaries as an insured will not be adversely affected by the consummation of the Merger.

         (b) To the best knowledge of Alpine and Premier, the business of Premier and its Subsidiaries and the Premier assets and real and personal property are and have been, during the periods indicated on Section 2.19(ii) of the Premier Disclosure Schedule, insured by such insurers and under such policies as are listed on Section 2.19(ii) of the Premier Disclosure Schedule.

SECTION II.20  YEAR 2000 COMPLIANCE.

         Premier and each of its Subsidiaries have conducted a review of all of the hardware, software and other processing capability used in connection with their business and included in the Premier Assets or any other assets and property of Premier and its Subsidiaries to insure that all such capabilities will be Year 2000 Compliant, and are currently implementing a compliance plan that is intended to result in such capabilities being Year 2000 Compliant in all material respects by no later than January 1, 2000. Each action to have been taken prior to the date hereof under such plan has been substantially completed and, as of the date hereof, Alpine and Premier have no knowledge indicating that any action to be taken under such plan after the date hereof will be materially delayed or will fail to accomplish its purpose under the plan. As used herein, "YEAR 2000 COMPLIANT" shall mean that such capabilities will function accurately and without interruption or ambiguity using date information before, during and after January 1, 2000.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COOKSON

         Cookson hereby represents and warrants to Alpine and Premier that, except as set forth in the disclosure schedule delivered by Cookson to Alpine and attached hereto and made a part hereof (the "COOKSON DISCLOSURE SCHEDULE"):

SECTION III.1  ORGANIZATION AND QUALIFICATION.

         Cookson is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified, licensed and authorized to do business as a foreign corporation and is in good standing (with respect to the jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification, licensing and authorization necessary, other than those jurisdictions in which the failure to so qualify or to be licensed or authorized would not have a Cookson Material Adverse Change (as defined in Section 7.3(d)). Merger Sub is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

SECTION III.2 AUTHORITY RELATIVE TO THIS AGREEMENT AND RELATED MATTERS.

         Each of Cookson and Merger Sub has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by each of Cookson and Merger Sub of this Agreement and the consummation by each of Cookson and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cookson and Merger Sub. This Agreement has been duly executed and delivered by each of Cookson and Merger Sub and, assuming the due authorization, execution and delivery hereof by each of the other parties hereto, constitutes the legal, valid and binding obligation of each of Cookson and Merger Sub, enforceable against each of Cookson and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No representation is given with respect to the Income Tax treatment or effect of the transactions contemplated hereby.

SECTION III.3  GOVERNING INSTRUMENTS.

         Cookson has heretofore furnished to Alpine a true, complete and correct copy of the Memorandum and Articles of Association, as amended to date, of Cookson and the Certificate of Incorporation and By-Laws, as amended to date, of Merger Sub (collectively, the "GOVERNING INSTRUMENTS"). Such Governing Instruments are in full force and effect. Neither Cookson nor any of its Subsidiaries is in violation of any of the provisions of its Governing Instruments.

SECTION III.4  CAPITALIZATION.

         (a) The authorized capital stock of Cookson consists of 952,000,000 ordinary shares, par value 50 pence per share ("COOKSON ORDINARY SHARES"). As of the date hereof, 691,677,275 shares of Cookson Ordinary Shares are issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock. As of the date hereof, 100 shares of Merger Sub Common Stock are issued and outstanding (all of which are directly owned by Cookson) and no shares are reserved for issuance. As of the Closing Date, Cookson will directly own all of the issued and outstanding shares of Merger Sub Common Stock.

         (b) Other than pursuant to this Agreement and as set forth in Section 3.4(b) of the Cookson Disclosure Schedule, there are no securities convertible into or exchangeable for capital stock or other ownership interests or equity equivalents, options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other ownership interests or equity equivalents in, Cookson, nor are there any obligations of Cookson to issue or sell any shares of capital stock of, or other ownership interests or equity equivalents in, Cookson or any agreement to issue any such capital stock or any such convertible or exchangeable securities, options, warrants, rights, agreements, arrangements or commitments. All issued and outstanding shares of capital stock of Cookson, have been, and are duly authorized, validly issued and fully paid, and were issued in compliance with all applicable securities laws. Except as set forth in Section 3.4(b) of the Cookson Disclosure Schedule, there are no voting trusts or other agreements or understandings to which Cookson is a party with respect to the voting of the capital stock of Cookson.

SECTION III.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         The execution and delivery of this Agreement by Cookson do not, and the execution and delivery of the Shareholder Agreement by Cookson will not, and neither the performance by Cookson of this Agreement or the Shareholder Agreement nor the transactions contemplated hereby or thereby will, (a) conflict with or violate the Governing Instruments of Cookson or any of its Subsidiaries,
(b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Cookson or any of its Subsidiaries or by which any of them or their respective properties is bound or affected, (c) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration, cancellation of or other adverse effect under, or result in the creation of a lien or encumbrance on any of the properties or assets of Cookson or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, joint venture, lease, license, permit, franchise or other instrument or obligation to which Cookson or its Subsidiaries is a party or by which Cookson, its Subsidiaries or any of their properties is bound or affected, or (d) require Cookson to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, except in respect of any of clauses
(a) through (d) above (i) as set forth in Section 3.5 of the Cookson Disclosure Schedule, (ii) for the filing of the Certificate of Merger, (iii) for applicable requirements of U.S. securities laws and Blue Sky Laws and for applicable requirements of the rules and regulations of the LSE, (iv) for filings required pursuant to the HSR Act, (v) any required European Commission or other national competition authorities consents or filings with any foreign governmental or regulatory authority as referenced in Section 7.2 hereof and (vi) where such breaches, defaults or other occurrences would not either (x) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or otherwise prevent Cookson from performing its obligations under this Agreement or (y) have a Cookson Material Adverse Change.

SECTION III.6  PUBLIC FILINGS; FINANCIAL STATEMENTS; LIABILITIES.

         Cookson has made available to Alpine copies of its Annual Report on Form 20-F for the year ended December 31, 1998, in the form filed with the U.S. Securities and Exchange Commission (the "COOKSON FORM 20-F"), and all circulars, reports and other documents distributed by Cookson to its shareholders since December 31, 1998. Except as described in Section 3.6 of the Cookson Disclosure Schedule, the consolidated financial statements of Cookson and its Subsidiaries included in the Cookson Form 20-F present fairly, in all material respects, the financial position of Cookson and its Subsidiaries as of December 31, 1998 and the results of their operations in the year then ended in conformity with generally accepted accounting principles in the United Kingdom, applied on a consistent basis.

SECTION III.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as contemplated by this Agreement or disclosed in Section 3.7 of the Cookson Disclosure Schedule, since December 31, 1998, Cookson has operated its business in the ordinary course of business as theretofore conducted, and, since such date, there has not been any Cookson Material Adverse Change.

SECTION III.8  LITIGATION.

         As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of Cookson, threatened against Cookson or any of Cookson's Subsidiaries that seek to prevent or challenge the transactions contemplated by this Agreement or otherwise arising out of or in any way related to this Agreement, the Shareholder Agreement or any of the transactions contemplated hereby or thereby.


                                   ARTICLE IV

                         COVENANTS OF ALPINE AND PREMIER

SECTION IV.1 CONDUCT OF BUSINESS BY PREMIER AND ITS SUBSIDIARIES PENDING THE CLOSING.

         Except as otherwise provided by this Agreement or as disclosed in
Section 2.10 of the Premier Disclosure Schedule, or unless Cookson shall give its prior written consent (which consent shall not be unreasonably withheld or delayed), between the date of this Agreement and the Closing Date, Alpine shall cause Premier and Premier's Subsidiaries to, and Premier and its Subsidiaries shall, (i) conduct their business in, and not enter into any material transaction other than in accordance with, the ordinary course of business and in a manner consistent with past practice and (ii) use commercially reasonable efforts to preserve intact their current business, keep available the services of their current officers and employees and maintain the goodwill of their customers, suppliers and others having business relationships with them. Cookson agrees to cooperate reasonably with Premier in connection with the foregoing. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, neither Premier nor any of its Subsidiaries shall, between the date of this Agreement and the Closing Date, do or agree to do any of the following without the prior written consent of Cookson (which consent shall not be unreasonably withheld or delayed):

                  (a) amend or otherwise change its Certificate of Incorporation or By-Laws;

                  (b) issue any additional shares of capital stock or issue, sell or grant any option or right to acquire or otherwise dispose of any of its authorized but unissued capital stock;

                  (c) declare or pay any dividends or make any other distribution in cash, securities or property on its capital stock, except as otherwise provided in Section 1.6(b)(iii);

                  (d) repurchase or redeem any shares of its capital stock;

                  (e) incur, or perform, pay or otherwise discharge, any obligation or liability (absolute or contingent), except for current obligations and current liabilities in the ordinary course of business consistent with past practice;

                  (f) enter into any employment agreement with, or become liable for any bonus, profit-sharing or incentive payment to, or increase the compensation or benefits of, any of its officers or directors (other than payments or increases in the ordinary course of business consistent with past practices), except pursuant to presently existing plans, arrangements or agreements disclosed in Section 2.10 of the Premier Disclosure Schedule or as may be required by applicable law;

                  (g) change any of the accounting principles or practices used by it, except as required by U.S. generally accepted accounting principles (in which event, Premier promptly shall notify Cookson of such change);

                  (h) authorize any capital expenditure(s) (other than those already subject to a commitment) which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $500,000;

                  (i) modify, amend or cancel any of its existing contracts, agreements or leases or enter into any contracts, agreements or leases other than in the ordinary course of business or enter into any loan or guarantee agreements;

                  (j) take or fail to take, or agree to take or fail to take, any action which would make any representation or warranty made by Alpine or Premier herein untrue or incorrect in any material respect;

                  (k) enter into any transaction with Alpine or any of its Affiliates;

                  (l) sell, lease, transfer or otherwise dispose of all or any portion of its assets including, without limitation, rights to patents, know-how, intellectual property or other intangible assets, except sales of inventory or obsolete equipment in the ordinary course of business consistent with past practices;

                  (m) effect any dissolution, winding up, liquidation or termination of the business of Premier or any of its Subsidiaries;

                  (n) effect any merger or consolidation of Premier or any of its Subsidiaries whether or not it is the survivor thereof or effect any reorganization or recapitalization;

                  (o) make any investment in, or make any loan, advance or credit to, any person, including, but not limited to, officers, directors, stockholders or Affiliates of Premier or any of its Subsidiaries, other than credits to customers in the ordinary course of business and travel advances to officers, directors and employees of Premier or any of its Subsidiaries made in the ordinary course of business in amounts consistent with past practices;

                  (p) assume, endorse, guarantee or otherwise become liable for or upon the obligation of any person (other than endorsements for deposit in the ordinary course of business);

                  (q) effect any agreement for the leasing or hire of any real property; or

                  (r) enter into any transaction contemplated by numbers 3, 4 or 5 under the heading "Joint Ventures" in Section 2.2 of the Premier Disclosure Schedule.

SECTION IV.2  NOTIFICATION OF CERTAIN EVENTS.

         From the date hereof until the Closing Date, Alpine shall promptly advise Cookson if any claim, suit, governmental proceeding or litigation is commenced against Premier or any of its Subsidiaries or (to the knowledge of Alpine and Premier) is threatened against Premier or any of its Subsidiaries which either (a) arises out of or is in any way related to this Agreement or any of the transactions contemplated hereby or (b) would, if adversely determined, have a Premier Material Adverse Effect.

SECTION IV.3  CONSENTS AND APPROVALS.

         Alpine and Premier shall use commercially reasonable efforts to obtain the consents and approvals required for the consummation of the transactions contemplated by this Agreement.

SECTION IV.4  CONSUMMATION OF AGREEMENT.

         Alpine and Premier shall use their best efforts and due diligence to satisfy all conditions to the Closing that are within their reasonable control to the end that the transactions contemplated by this Agreement shall be fully carried out. Without limiting the foregoing, Alpine agrees to vote its Shares for the approval of this Agreement and the Merger.

SECTION IV.5  NO TRANSFER OF SHARES.

         Alpine agrees not to dispose of or transfer any of the Shares held by Alpine, or any interest therein, prior to the Merger or directly or indirectly cause or permit any such disposition or transfer, engage in any discussion regarding such a transaction, or provide information to any person interested in such a transaction.

SECTION IV.6  INTERCOMPANY INDEBTEDNESS.

         All intercompany indebtedness (other than trade payables incurred in the ordinary course of business) owed by Alpine or any of its Subsidiaries to Premier or any of its Subsidiaries or owed by Premier or any of its Subsidiaries to Alpine or any of its Subsidiaries shall be settled and paid as part of the Debt Repayment Amount on or prior to the Closing Date and, in any event, prior to the Effective Time.

SECTION IV.7  DEPOSIT.

         Simultaneously with the execution of this Agreement, Alpine shall pay to Cookson the Two Million ($2,000,000) U.S. Dollar deposit previously provided, plus interest accruing thereon, as contemplated by the Agreement in Principle, dated May 11, 1999, by and between Alpine and Cookson.

SECTION IV.8  AUDITED FINANCIAL STATEMENTS.

         As promptly as practical after the date hereof, but not later than June 30, 1999, Alpine shall deliver to Cookson the audited consolidated balance sheet of Premier and its consolidated Subsidiaries as of April 30, 1999 and the related audited consolidated statements of income and cash flows for the year then ended (collectively, the "AUDITED FINANCIAL STATEMENTS"), accompanied by the unqualified audit opinion of Arthur Andersen LLP. If (i) net worth as reflected in the Audited Financial Statements has decreased more than $2.5 million as compared to the Unaudited Financial Statements, (ii) earnings before interest and taxes as reflected in the Audited Financial Statements has decreased more than $1.0 million as compared to the Unaudited Financial Statements or (iii) the audit opinion delivered by Arthur Andersen LLP is qualified in any respect, then for all purposes under Article II, those representations based on or measured by an amount as of April 30, 1999 shall continue to refer to the amount reflected in the Unaudited Financial Statements. If none of the above criteria are met, then the amounts reflected in the Audited Financial Statements shall be deemed to apply with respect to such representations.



                                    ARTICLE V

                              COVENANTS OF COOKSON

SECTION V.1  STOCKHOLDERS MEETING.

         If required by applicable law based on the transactions contemplated by this Agreement, Cookson shall, in accordance with its Governing Instruments and applicable law, take all action necessary to convene a general meeting of its stockholders as promptly as possible, including preparing, filing and delivering to its stockholders a Class I Circular as soon as practicable following the date of this Agreement, for the purpose of considering and voting upon (i) the approval of this Agreement and the Merger and/or (ii) the approval of a resolution increasing the authorized share capital of Cookson and authorizing the directors of Cookson to allot the Securities as provided in Section 1.6. Subject to fiduciary obligations under applicable law, the directors of Cookson shall recommend such approval, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval.

SECTION V.2  REPRESENTATIONS AND WARRANTIES.

         Cookson covenants and agrees that, except as otherwise contemplated by this Agreement or unless Alpine shall give its prior written consent, Cookson shall not, between the date of this Agreement and the Closing Date, take or fail to take, or agree to take or fail to take, any action which would make any representation or warranty made by Cookson herein untrue or incorrect in any material respect.

SECTION V.3  NOTIFICATION OF CERTAIN EVENTS.

         From the date hereof until the Closing Date, Cookson shall promptly advise Alpine if any claim, suit, governmental proceeding or litigation is commenced against Cookson or any of its Subsidiaries or (to the knowledge of Cookson) is threatened against Cookson or any of its Subsidiaries which either
(a) arises out of or is in any way related to this Agreement or any of the transactions contemplated hereby or (b) would, if adversely determined, have a Cookson Material Adverse Change and would be required to be specifically disclosed by Cookson to its shareholders under applicable law.

SECTION V.4  CONSENTS AND APPROVALS.

         Cookson shall cause use commercially reasonable efforts to obtain the consents and approvals required for the consummation of the transactions contemplated by this Agreement.


SECTION V.5  CONSUMMATION OF AGREEMENT.

         Cookson shall use its best efforts and due diligence to satisfy all conditions to the Closing that are within its reasonable control to the end that the transactions contemplated by this Agreement shall be fully carried out.

SECTION V.6  LISTING OF SECURITIES.

         Cookson shall use all commercially reasonable efforts to cause the Securities to be issued in the Merger, prior to or upon issuance thereof, to be approved for listing on The London Stock Exchange Limited.

SECTION V.7  RIGHTS UNDER EXCHANGE AGREEMENT.

         Cookson agrees that it shall instruct MTI to pay any Adjustment under the Exchange Agreement directly to Alpine and hereby authorizes Alpine, at Alpine's expense, to assert any rights under the Exchange Agreement that may be asserted by Premier.


                                   ARTICLE VI

                      ADDITIONAL AGREEMENTS OF THE PARTIES

SECTION VI.1  ACCESS TO INFORMATION; CONFIDENTIALITY.

         Subject to restrictions contained in confidentiality agreements to which such party is subject and upon reasonable notice to an executive officer of the other party, Alpine shall (and it shall cause Premier and each of Premier's Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Cookson reasonable access, during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records relating to Premier and Premier's Subsidiaries; PROVIDED, HOWEVER, that, with respect to any environmental matters, access shall be limited to the appropriate personnel of Premier and its Subsidiaries, relevant environmental documents and, as requested by Cookson, additional site visits to specified properties on terms and conditions approved in advance by Alpine. In addition, during such period, Alpine shall cause Premier and each of Premier's Subsidiaries to furnish promptly to Cookson all information concerning their business, properties and personnel as Cookson may reasonably request, and shall make available to Cookson the appropriate individuals (including attorneys, accountants and other professionals) for discussion of their business, properties and personnel as Cookson may reasonably request. Cookson shall keep such information confidential in accordance with the terms of the confidentiality agreement dated February 18, 1999 between Alpine and Cookson. Notwithstanding the foregoing, no such review, inquiry or investigation shall affect any representations or warranties of any parties herein or the conditions to the obligations of any parties.

SECTION VI.2  NOTIFICATION OF CERTAIN MATTERS.

         (a Alpine shall give prompt notice to Cookson of (i) the occurrence, or non-occurrence, of any event of which it has knowledge, the occurrence or non-occurrence of which would be likely to cause any representation or warranty of Alpine and Premier contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date, (ii) any failure of Alpine to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any change since the close of business on May 27, 1999 with respect to the Premier Indebtedness or the holders thereof.

         (b Cookson shall give prompt notice to Alpine of (i) the occurrence, or non-occurrence, of any event of which it has knowledge, the occurrence or non-occurrence of which would be likely to cause any representation or warranty of Cookson contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of Cookson to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

SECTION VI.3  FURTHER ACTION.

         Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to: (i) reasonable efforts to lift or rescind any injunction or restraining order or other order which may be entered; (ii) reasonable cooperation in respect of any filings to be made in connection with the transactions contemplated hereby; and (iii) full compliance with any obligations to consult with workers' councils, where required.

SECTION VI.4  PUBLIC ANNOUNCEMENTS.

         Alpine and Cookson shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by the New York Stock Exchange or by the London Stock Exchange.

SECTION VI.5  GOVERNMENT COMPLIANCE.

         Alpine and Cookson agree promptly to effect all necessary registrations, filings, applications and submissions of information required or requested by any governmental or regulatory authorities.

SECTION VI.6  RELEASES OF SECURITY INTERESTS.

         In connection with the payment by Cookson of the Debt Repayment Amount, Alpine shall use commercially reasonable efforts, and Cookson shall cooperate with Alpine, to obtain any and all releases and discharges regarding any security interests, mortgages, pledges or other liens and encumbrances on any of the assets of Premier or any of its Subsidiaries securing the Premier Indebtedness which is a part of the Debt Repayment Amount.

SECTION VI.7  EMPLOYEE BENEFITS.

         (a) For a period of at least one year following the Effective Time, Cookson shall provide or cause the Surviving Corporation to provide compensation and benefits to employees and officers of Premier immediately before the Effective Time ("Employees") who continue to be employed by Cookson or the Surviving Corporation following the Effective Time ("Transferred Employees") that are substantially comparable in the aggregate to the compensation and benefits provided to such Transferred Employees immediately prior to the Effective Time. Cookson shall ensure that any employee benefit plan or arrangement established, maintained or contributed to by Cookson or the Surviving Corporation or any of their Affiliates shall grant full credit for all service or employment with, or recognized by, Alpine, Premier and any of their Affiliates for purposes of eligibility and vesting with respect to any employee pension benefit plan, as defined in Section 3(2) of ERISA, and for purposes of eligibility and determining the amount of any benefit with respect to any vacation program and any employee welfare benefit plan, as defined in Section 3(1) of ERISA ("Cookson Welfare Plan"), including, without limitation, any severance plan or sick plan.

         (b) As of the Effective Time, Cookson or the Surviving Corporation shall cause any Cookson Welfare Plan to waive any pre-existing condition exclusions and waiting periods (except to the extent that such exclusions would have then applied or such waiting periods were not satisfied under Premier's medical plans) with respect to Transferred Employees (and their dependents or other beneficiaries). For purposes of computing deductible amounts, co-pays or other maximums under any Cookson Welfare Plan, expenses and claims recognized prior to the Effective Time for similar purposes under the applicable welfare plan of Premier or any of its Affiliates shall be credited or recognized under such Cookson Welfare Plan. Cookson shall be responsible for all obligations and liabilities relating to or arising under the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Subtitle B of ERISA for the Employees and their eligible dependents.

         (c) Cookson acknowledges that the Adience, Inc. 401(k) Plan (to be renamed, effective June 1, 1999, the Premier Refractories Inc. 401(k) Plan (the "401(k) PLAN")) covers employees of Alpine (the "ALPINE EMPLOYEES"). Prior to the Effective Time, Alpine shall use its best efforts to establish a defined contribution plan (the "ALPINE DEFINED CONTRIBUTION PLAN") intended to be tax-qualified under Section 401(a) of the Code, in which the Alpine Employees who participate in the 401(k) Plan shall participate following the Effective Time. In the event that Alpine is unable to establish the Alpine Defined Contribution Plan prior to the Effective Time for a period of 90 days following the Effective Time (or such other period as may be mutually agreed to by Alpine and either Cookson or the Surviving Corporation), Cookson or the Surviving Corporation shall convert the 401(k) Plan into a "multiple employer" plan in which Alpine will be an unrelated participating employer. During such period, Alpine (as an unrelated participating employer), Cookson and the Surviving Corporation shall maintain and operate the 401(k) Plan in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code. Alpine shall provide such assurances as shall be reasonably satisfactory to Cookson as to the qualified status of the Alpine Defined Contribution

Plan. Within 90 days following the Effective Time (or, if later, the end of the "black-out" period affecting the 401(k) Plan or the date the trustee of the Alpine Defined Contribution Plan is able to accept a transfer of assets from the 401(k) Plan), Cookson or the Surviving Corporation shall cause the trustee under the 401(k) Plan to transfer to the Alpine Defined Contribution Plan an amount equal to the total account balances of the Alpine Employees determined as of the date immediately preceding the actual date of transfer, including the promissory notes (if any) evidencing any outstanding loans to the Alpine Employees, less any amounts as to which withdrawal requests have been duly submitted prior to the transfer to the Alpine Defined Contribution Plan and paid by the 401(k) Plan (the "TRANSFERRED ASSETS"). To the extent that the investment vehicles available under the Alpine Defined Contribution Plan and the 401(k) Plan on the date of transfer are identical, such transfer shall be in-kind, without liquidation provided such transfer is permitted by the trustees of the 401(k) Plan and the Alpine Defined Contribution Plan; otherwise, to the extent that the investment vehicles available under the Alpine Defined Contribution Plan and the 401(k) Plan on the date of transfer are not identical, such transfer shall be in cash. The parties hereto agree that in no event shall the Transferred Assets be less than the amount required under Section 414(l) of the Code and the regulations thereunder. The Alpine Defined Contribution Plan shall provide as of the date of transfer benefits for each Alpine Employee which are not less than the Alpine Employees' respective account balances (including any net earnings or losses accrued thereon from the Effective Time until the date of actual transfer) under the 401(k) Plan as of the date of such transfer. Alpine shall ensure that the Alpine Defined Contribution Plan preserves benefits protected under Section 411(d)(6) of the Code with respect to benefits accrued as of the date of transfer and shall contain all the optional forms of benefit which the 401(k) Plan contains, with respect to the account balances of the Alpine Employees. With respect to the transfer of the Transferred Assets to the Alpine Defined Contribution Plan, as contemplated herein, the parties hereto agree, if required by law, and in accordance with any time periods required by law, to notify the IRS of the contemplated transfer.

SECTION VI.8  NOTIFICATION OF DISPOSITIONS; PROVISION OF INFORMATION.

         If, on or before December 31, 2005, there is to be a disposition of equity interests in, or assets of, Premier or any of its Subsidiaries that would cause any recognition of gain under any gain recognition agreement ("GRA") entered into by Alpine with the IRS under Section 367(a) of the Code and Sections 1.367(a)-3 and 1.367(a)-8 of the Treas. Regs. with respect to the Merger, at least 90 days (or such shorter period in order to comply with law or legal requirement) prior to such disposition Cookson shall provide Alpine with notice of such disposition and a description of the transaction pursuant to which such disposition is to be accomplished. Cookson also shall (i) provide Alpine with all information it requires in order to comply with the reporting requirements of Treas. Regs. Section 1.367(a)-8(b)(5) pursuant to the GRA and
(ii) if there has been a disposition of equity interests in, or assets of, Premier or any of its Subsidiaries in a nonrecognition transaction, as described in Treas. Regs. Sections 1.367(a)-8(g)(2) and (3), provide Alpine with all information it requires to comply with the reporting requirements of Treas. Regs. Sections 1.367(a)-8(g)(2)(ii) and (iii) with respect to that disposition.

SECTION VI.9  POST-CLOSING INCOME TAX MATTERS.

         (a Alpine shall prepare and timely file, or cause to be prepared and timely filed, with the appropriate taxing authorities all Income Tax Returns required to be filed on behalf of Premier and Premier's Subsidiaries with respect to Income Tax liabilities for all taxable years, or short periods containing less than 12 months, ending on or prior to the Closing Date. Such Income Tax Returns shall be prepared in accordance with the relevant books of account and, in all material respects, will correctly reflect the amount of the Income Tax liability as well as the facts regarding the income, business, operations, assets, activities and status of the taxpayer and all other information required to be shown thereon. Alpine is obligated to pay and will be liable for all Income Tax liabilities of Premier and its Subsidiaries attributable to all taxable years or short periods ending on or prior to the Closing Date and is obligated to pay and will be liable for all foreign Income Taxes for periods beginning prior to the Closing Date and ending after the Closing Date to the extent attributable to the Pre-Closing Date Period (as hereinafter defined). For this purpose the portion of any foreign Income Tax liability attributable to the Pre-Closing Date Period shall be determined by assuming that the Pre-Closing Date Period constitutes a separate taxable period of Premier and its Subsidiaries and by taking into account the actual activities and income or loss of Premier and its Subsidiaries during such period, except that exemptions, allowances and/or deductions for a taxable period beginning prior to and ending after the Closing Date that are calculated on an annual or periodic basis shall be apportioned to the Pre-Closing Date period on a per diem basis. "Pre-Closing Date Period" shall mean, with respect to any taxable period beginning prior to and ending after the Closing Date, the portion of such taxable period beginning on the date such taxable period commences and ending on the Closing Date.

         (b Alpine shall be entitled to any Income Tax refunds plus interest received thereon resulting from or applicable to the operations of Premier and its Subsidiaries with respect to taxable years and short periods ending on or before the Closing Date and the portion of any foreign Income Tax refund properly attributable to the Pre-Closing Date Period; PROVIDED, HOWEVER, that Alpine shall not be entitled to any Income Tax refunds arising from an audit adjustment to the extent that Premier and its Subsidiaries are caused to suffer a corresponding increase in Income Tax as a result of such adjustment. Effective as of the Closing Date, all liabilities and obligations between Premier and its Subsidiaries, on the one hand, and Alpine and any of its Affiliates, on the other hand, under any Tax Sharing Arrangement in effect prior to the Closing Date shall be deemed to have been extinguished in full (without the necessity of any payment with respect thereto) and any liabilities or rights existing under any such agreement or arrangement shall terminate and shall no longer be enforceable.

         (c The parties shall cooperate in connection with the filing of all Income Tax Returns covering any period ending on or prior to the Closing Date and for any period that includes a Pre-Closing Date Period. The parties shall not destroy or permit the destruction of any books, records or files pertaining to or used in preparing any such Income Tax Return as long as the statute of limitations and any extensions thereof, as extended by the parties, has not expired, shall comply with all reasonable requests regarding production of or access to documents or files, and shall make personnel available for depositions, interviews or testimony.

         (d Alpine agrees that, with respect to short periods or taxable years ending on or before the Closing Date with respect to Premier and Premier's Subsidiaries, it shall not, without the prior written consent of Cookson:

                  (i0 make an election with respect to any Income Tax that would materially adversely affect Premier or any of Premier's Subsidiaries;

                  (ii0 change its annual accounting period within the meaning of Section 442 of the Code or, in the case of a company resident in the United Kingdom Section 12 of the Income and Corporation Taxes Act of 1988 or in the case of a company resident elsewhere, any equivalent local statute;

                  (iii0 change its method of accounting within the meaning of Section 446 of the Code in a manner that would materially adversely affect Premier or any of Premier's Subsidiaries;

                  (iv0 take any action or omit to take any required action, including, but not limited to, those in connection with the determination of inventory costs, that would materially adversely affect the Income Tax liability of Premier or any of Premier's Subsidiaries; or

                  (v0 file any amended Income Tax Return that would materially adversely affect Premier or any of Premier's Subsidiaries.

         (e In connection with its obligations set forth herein, Alpine, at its sole expense, shall have the right to pursue, contest, appeal and settle any claims or assessments made against Premier and Premier's Subsidiaries by any taxing authority for taxable years or short periods ending on or prior to the Closing Date and the Pre-Closing Date Period, and Cookson shall cause Premier and Premier's Subsidiaries to cooperate with Alpine (at Alpine's expense), shall comply with all reasonable requests regarding production of or access to documents or files and shall make personnel available for depositions, interviews or testimony. Alpine shall keep Cookson fully informed as to any claims or assessments and the management thereof, and shall not settle the same without Cookson's approval if such settlement would materially and adversely affect Premier and Premier's Subsidiaries.

         (f Any payments with respect to Income Taxes made by Alpine pursuant to this Agreement shall be treated as an adjustment to the consideration received by Alpine pursuant to the Merger.

         (g In the case of any Income Tax Return required to be filed by Premier or any Premier Subsidiary with respect to which Alpine is obligated to pay Income Taxes with respect to any Pre-Closing Date Period, Cookson shall cause such Return to be prepared consistent with past practice and in accordance with the relevant books of account and to correctly reflect, in all material respects, the amount of the Income Tax liability as well as the facts regarding the income, business, operations, assets, activities and status of the taxpayer and all other information required to be shown thereon.

         (h Neither Cookson nor Premier or any of Premier's Subsidiaries, with respect to any tax period ending on or before the Closing Date, shall, without the written approval of Alpine, (i) file any amended Tax Returns or claims or suits for refunds or (ii) maintain any tax positions inconsistent with the tax positions with respect to any periods to the Closing Date taken on the Returns filed or with respect to the Taxes paid with respect to such prior periods.

SECTION VI.10  ACCESS TO INSURANCE POLICIES.

         As used in this Section 6.10 hereof and elsewhere herein, the term "SUBJECT INSURANCE POLICIES" shall mean all insurance policies of any kind whatsoever, whenever in effect, by whomsoever owned, which name as an insured or additional insured, or which provide coverage for, any of Premier or any of its present or former Subsidiaries (or any of their respective predecessors in interest). For clarification and the avoidance of doubt, predecessors in interest of Premier and its Subsidiaries shall include, without limitation: (i) Adience, Inc. and its Subsidiaries and predecessors, (ii) Hepworth (as defined in Section 9.2(b)) and its Subsidiaries and predecessors, (iii) BMI, Inc., a Pennsylvania corporation, and its Subsidiaries, (iv) J. H. France Refractories Company, a Pennsylvania corporation and (v) the CE Refractories Division of Combustion Engineering Inc.

         Following the Closing, Alpine will, whenever and from time to time as reasonably requested by any of Cookson, Premier or any of Premier's
Subsidiaries: (a) exercise commercially reasonable efforts, without expense to Alpine, to obtain the consent of any carrier of the Subject Insurance Policies to the Merger if such consent is required for the continuation of coverage thereunder following the Closing; and (b) in the case of any of the Subject Insurance Policies owned by Alpine, and in any event without any cost to Alpine, file notices of claim thereunder in respect of any losses heretofore or hereafter incurred by any of Premier and its Subsidiaries (and their respective predecessors in interest) arising out of any accident, occurrence, event or exposure taking place wholly or partly before the Closing, or beginning before the Closing and continuing thereafter; prosecute, compromise and settle such claims as reasonably requested by any of Cookson, Premier or any of Premier's Subsidiaries; and remit the proceeds thereof to Cookson, Premier and/or any of Premier's Subsidiaries, as their interests may appear, subject, however, to the payment by Cookson, Premier or any of Premier's Subsidiaries of an equitable portion of any applicable "deductible" or "retention."

SECTION VI.11  AVAILABILITY OF KEY EMPLOYEES.

         For a period of up to 30 days following the Closing, upon Cookson's reasonable request, Alpine shall make available to Cookson the services of Stephen M. Johnson and Stephen Knup, at a rate of compensation to be mutually agreed upon, provided that the provision of such services shall not unreasonably interfere with the performance of their duties to Alpine.

SECTION VI.12  STAY-PUT AGREEMENTS.

         Cookson shall, or shall cause Premier or any of Premier's Subsidiaries to, fully pay and discharge any and all obligations of Premier under the stay-put agreements listed on Section 2.10 of the Premier Disclosure Schedule, and Alpine shall reimburse Cookson, Premier or any such Subsidiary for any payments made thereunder promptly upon the presentation of invoices showing such payments in reasonable detail.


                                   ARTICLE VII

                            CONDITIONS TO THE CLOSING

SECTION VII.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY.

         The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, any of which may be waived by all of the parties hereto in writing, and each party shall use its commercially reasonable efforts to cause such conditions to be fulfilled:

                  (a) At the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the Merger not be consummated as herein provided, and there shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Merger, by any foreign, federal, state, local or other government or governmental authority or court which would make the consummation of the Merger illegal, and no such action shall have been taken or any such statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Merger which would be reasonably likely to produce such result.

                  (b) The passing at a general meeting of Cookson of a resolution to approve the Merger and a resolution to authorize the allotment and issue of the Securities, if such approval is required.

                  (c) All applicable waiting periods under the HSR Act and the Exon-Florio Amendment to the Defense Production Act of 1950 shall have expired or been terminated.

                  (d) Premier shall, or shall have caused its Subsidiaries to, inform and/or consult with any workers' councils or committees regarding the transactions contemplated by this Agreement, as required by applicable law and the provisions of any collective bargaining agreements.

SECTION VII.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF COOKSON.

         The obligations of Cookson and Merger Sub to consummate the transactions contemplated by this Agreement shall also be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, any of which may be waived by Cookson in writing, and Alpine and Premier shall use their commercially reasonable efforts to cause such conditions to be fulfilled:

                  (a) The representations and warranties of Alpine and Premier set forth in Article II of this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except for changes contemplated by this Agreement and by the Premier Disclosure Schedule, and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

                  (b) Each of Alpine and Premier shall in all material respects have performed each obligation to be performed by it hereunder at or prior to the Closing Date.

                  (c) Cookson shall have received a certificate of Alpine and Premier, dated the Closing Date, signed by the Chief Executive Officer of Alpine, to the effect that the conditions specified in Sections 7.2(a) and (b) have been fulfilled.

                  (d) Since the date of this Agreement, there shall not have been any change, effect, event, situation or condition, together with all other changes, effects, events, situations or conditions, that is materially adverse to the business, results of operations, properties or financial condition of Premier and its Subsidiaries taken as a whole, except for changes, effects, events, situations or conditions relating to or arising out of (i) general economic, business or financial market conditions; (ii) general industry conditions, including, without limitation, conditions affecting the steel industry; (iii) the announcement of this Agreement; (iv) the breach by Cookson of this Agreement; or (v) any change in any law, rule or regulation or U.S. generally accepted accounting principles or interpretations thereof that applies to Alpine or Premier (a "PREMIER MATERIAL ADVERSE CHANGE").

                  (e) Each of the documents and certificates shall have been executed and/or delivered to Cookson by the parties thereto, and all of the actions shall have been taken, as contemplated by Section 1.7(b) and Section 1.7(c) hereof.

                  (f) Cookson shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and third parties as are required in connection with the consummation of the transactions contemplated hereby or necessary to conduct the business of

Premier and its Subsidiaries as presently conducted have been obtained and are in full force and effect other than those which, if not obtained, would not, either individually or in the aggregate, result in a Premier Material Adverse Change.

                  (g) Cookson shall have received the consent of HM Treasury pursuant to Section 765 of the Taxes Act of 1988 (or confirmation from HM Treasury, or an opinion of counsel or other assurance reasonably satisfactory to Cookson, that no such consent is required) to the transactions contemplated by this Agreement.

                  (h) All required clearances in respect of the transactions contemplated by this Agreement shall have been received from the appropriate national competition authorities. The phrase "all required clearances" includes, in respect of the United Kingdom, to the extent applicable:

                      (i) the Office of Fair Trading indicating in terms reasonably satisfactory to Cookson and Premier that it is not the intention of the Secretary of State to refer the Merger to the UK Competition Commission (the "CC") pursuant to the Fair Trading Act of 1973, as amended; or

                      (ii) the Secretary of State accepting undertakings from Cookson in lieu of a reference of the Merger to the CC as aforesaid.

                  (i) None of the holders of Shares shall have delivered a written demand for appraisal under Section 262 of Delaware Law.

                  (j) Cookson shall have received an opinion of counsel to Alpine and Premier substantially in the form of EXHIBIT 7.2(j) hereto.

                  (k) At the Closing Date, there shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Merger, by any foreign, federal, state, local or other government or governmental authority or court which would prohibit the Surviving Corporation's ownership or operation of any of Premier's or any of its Subsidiaries' business or assets, or compel the Surviving Corporation to dispose of or hold separate any of Premier's or any of its Subsidiaries' business or assets, as a result of the Merger, and no such action shall have been taken or any such statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Merger which would be reasonably likely to produce such result.

                  (l) All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for Cookson and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

                  (m) Premier and its Subsidiaries shall have been released from the guarantee, indemnification or similar obligations set forth on EXHIBIT 7.2(m).

                  (n) The pre-closing steps described in Section 1.10 shall have been completed to the reasonable satisfaction of Cookson, if so requested by Cookson.

SECTION VII.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ALPINE AND PREMIER.

         The obligations of Alpine and Premier to consummate the transactions contemplated by this Agreement are also subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, any of which may be waived by such parties in writing, and Cookson shall use its commercially reasonable efforts to cause such conditions to be fulfilled:

                  (a) The representations and warranties of Cookson set forth in
Article III of this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except for changes contemplated by this Agreement and by the Cookson Disclosure Schedule, and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

                  (b) Cookson shall in all material respects have performed each obligation to be performed by it hereunder at or prior to the Closing Date.

                  (c) Alpine shall have received a certificate of Cookson, dated the Closing Date, signed by an executive officer of Cookson, to the effect that, to the best of the knowledge, information and belief of such officer, the conditions specified in Sections 7.3(a) and (b) have been fulfilled.

                  (d) Since the date of this Agreement, there shall not have been any change, effect, event, situation or condition, together with all other changes, effects, events, situations or conditions, that is materially adverse to the business, results of operations, properties or financial condition of Cookson and its Subsidiaries taken as a whole, except for changes, effects, events, situations or conditions relating to or arising out of (i) general economic, business or financial market conditions; (ii) general stock market and stock market sector conditions; (iii) general industry conditions, including, without limitation, conditions affecting the steel industry; (iv) the announcement of this Agreement; (v) the breach by Alpine or Premier of this Agreement; or (vi) any change in any law, rule or regulation or generally accepted accounting principles or interpretations thereof that applies to Cookson (a "COOKSON MATERIAL ADVERSE CHANGE").

                  (e) Each of the documents shall have been executed and delivered to Alpine by the parties thereto, and all of the actions shall have been taken, as contemplated by Section 1.7(a) and Section 1.7(c) hereof.

                  (f) Alpine shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and third parties as are required in connection with the consummation of the transactions contemplated hereby have been obtained and are in full force and effect other than those which, if not obtained, would not, either individually or in the aggregate, result in a Cookson Material Adverse Change.

                  (g) Premier shall have received an opinion of counsel to Cookson substantially in the form of EXHIBIT 7.3(g) hereto.

                  (h) All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for Alpine and Premier and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

                  (i) The Securities shall have been admitted to the official list of the LSE and such listing shall have become fully effective in accordance with the rules and regulations of the LSE.


                                  ARTICLE VIII

                                   TERMINATION

SECTION VIII.1  TERMINATION.

         This Agreement may be terminated at any time prior to the Closing Date, notwithstanding the approval thereof by the stockholders of Cookson and Premier:

                  (a) By mutual consent of Cookson and Premier;

                  (b) By either Cookson or Premier, if the Merger shall not have been consummated by October 31, 1999, unless the absence of such consummation shall be due to the failure of the party seeking to terminate this Agreement (or its Subsidiaries or Affiliates) to perform its obligations under this Agreement required to be performed by it at or prior to the Closing Date;

                  (c) By either Cookson or Premier, if any governmental authority, agency or commission or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or action the parties hereto shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or action shall have become final and non-appealable; or

                  (d) (i) by Cookson, if Alpine or Premier shall breach or fail to perform in any material respect any of their respective covenants or agreements contained herein or (ii) by Premier, if Cookson shall breach or fail to perform in any material respect any of its covenants or agreements contained herein; provided that if any such breach is curable prior to the expiration of 30 days from its occurrence (but in no event later than October 31, 1999) by the breaching party through the exercise of commercially reasonable efforts and for so long as the breaching party continues to exercise such commercially reasonable efforts, the non-breaching party may not terminate this Agreement under this Section 8.1(d) until the expiration of such period without such breach having been cured.

SECTION VIII.2  EFFECT OF TERMINATION.

         In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or further obligation on the part of any party hereto except (i) as set forth in Section 12.11 hereof and (ii) nothing herein shall relieve any party from liability for any willful or intentional breach of this Agreement.


                                   ARTICLE IX

                           INDEMNIFICATION PROVISIONS

SECTION IX.1  ALPINE'S INDEMNIFICATION OBLIGATION.

         Alpine agrees that, from and after the Closing, it shall indemnify, defend and hold harmless Cookson, its officers, directors, Affiliates (including, but not limited to, Premier and each of its Subsidiaries subsequent to the Closing), employees and agents from and against any damages, claims, losses, liabilities, actions, suits, proceedings, reasonable costs and expenses (including, without limitation, reasonable attorneys' and expert witnesses and consultant fees incurred in seeking indemnification hereunder or defending any claim by a third person, amounts paid in settlement of any claim or suit and costs of clean-up, restoration, remediation and removal), taxes (other than Income Taxes, which are covered by Section 6.9), fines, penalties and interest of any kind or nature (each, a "LIABILITY," and collectively, "LIABILITIES") in connection with, relating to or arising out of (a) any breach of any representation or warranty of Alpine and/or Premier contained in Article II of this Agreement or any covenant or other agreement of Alpine and Premier contained in this Agreement, (b) any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by such breached representation, warranty, agreement or covenant, (c) any claims of any broker or finder engaged by Alpine or Premier in connection with the transactions contemplated hereby or (d) any Taxes arising out of the payment of the Premier Indebtedness to the extent not included in the Debt Repayment Amount or arising out of the assignment of the Adjustment; PROVIDED, HOWEVER, that the foregoing obligation of Alpine is subject to the applicable provisions set forth in
Section 9.5; PROVIDED, FURTHER, that Alpine shall have no right to receive any indemnification or contribution from Premier or any Premier Subsidiary with respect to Liabilities under this Section 9.1 or otherwise.

SECTION IX.2  CERTAIN ENVIRONMENTAL MATTERS.

         (a Alpine agrees that, from and after the Closing, it shall indemnify, defend and hold harmless Cookson, its officers, directors, Affiliates (including, but not limited to, Premier subsequent to the Closing), employees and agents from and against any claims(s) made under any Environmental Laws by any third party not related to Cookson or its officers, directors, Affiliates, employees or agents, which claim was not in any way precipitated, caused or initiated by or on behalf of Cookson or any of its officers, directors, Affiliates, employees or agents, and which relates directly to (i) any real property formerly owned, leased or operated by Premier or any of its Subsidiaries or predecessors of either or (ii) the off-site transportation, treatment, storage or disposal prior to the Closing Date of Hazardous Substances generated by Premier or any of its Subsidiaries or predecessors of either; PROVIDED, HOWEVER, that the foregoing obligation of Alpine is subject to the applicable provisions set forth in Section 9.5.

         (b Cookson shall have the full benefit of the Environmental Deed, dated April 15, 1997, between Hepworth R. and M. Holdings Limited ("Hepworth") and Refraco Holdings Limited, which provides for the grant by Hepworth of a Subsequent Purchaser Deed in the event of a Subsequent Purchase of a Subsequently Purchased Property (as such terms are defined in the Environmental
Deed), and Alpine shall use all commercially reasonable efforts to take all actions and to do all other things necessary, proper and advisable to ensure that Cookson receives the full benefit of the indemnification provisions thereunder, and Cookson is granted a Subsequent Purchaser Deed as contemplated by the Environmental Deed.

SECTION IX.3  COOKSON INDEMNIFICATION OBLIGATION.

             Cookson agrees that, from and after the Closing, it shall indemnify, defend and hold harmless Alpine, its officers, directors, Affiliates, employees and agents from and against any Liabilities in connection with, relating to or arising out of (a) any breach of any representation or warranty of Cookson contained in this Agreement or any covenant or other agreement of Cookson contained in this Agreement, (b) any, claim, action or proceeding asserted or instituted arising out of any matter or thing covered by such breached representation, warranty, agreement or covenant or (c) any claims of any broker or finder engaged by Cookson in connection with the transactions contemplated hereby; PROVIDED, HOWEVER, that the foregoing obligation of Cookson is subject to the applicable provisions set forth in Section 9.5.

SECTION IX.4  PROCEDURES FOR INDEMNIFICATION FOR THIRD PARTY CLAIMS.

         For purposes of Sections 9.4 and 9.5, any party entitled to be indemnified under Article IX is referred to herein as an "INDEMNIFIED PARTY," and any party obligated to provide indemnification under Article IX is referred to herein as an "INDEMNIFYING PARTY." The obligations and liabilities of the parties under this Agreement with respect to, relating to or arising out of claims of third parties (individually, a "THIRD PARTY CLAIM," and collectively, the "THIRD PARTY CLAIMS") shall be subject to the following terms and conditions:

                  (a) The Indemnified Party shall give the Indemnifying Party prompt notice of any Third Party Claim, and, provided that the Indemnifying Party acknowledges in writing its obligation to indemnify in accordance with the terms of this Agreement, the Indemnifying Party may undertake the defense of that claim by representatives chosen by it, provided the Indemnified Party will have the right to participate in such defense and settlement discussions, through counsel of its own choice and at its own expense and provided, further, that the Indemnifying Party shall keep the Indemnified Party informed as to the status of the defense. Any such notice of a Third Party Claim shall identify with reasonable specificity the basis for the Third Party Claim, the facts giving rise to the Third Party Claim and the amount of the Third Party Claim (or, if such amount is not yet known, a reasonable estimate of the amount of the Third Party Claim). The Indemnified Party shall make available to the Indemnifying Party copies of all relevant documents and records in its possession. Failure of an Indemnified Party to give prompt notice shall not relieve the Indemnifying Party of its obligation to indemnify, except to the extent that the failure to so notify materially adversely affects the Indemnifying Party's ability to defend such claim against a third party.

                  (b) If the Indemnifying Party, within 30 days after notice from the Indemnified Party of any such Third Party Claim (or ten (10) days in the case of a Third Party Claim with respect to which a complaint has been filed), fails to assume the defense in accordance with Section 9.4(a) of this Agreement, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right (but not the obligation) to undertake the defense, compromise or settlement of the Third Party Claim. Any failure on the part of the Indemnifying Party to notify the Indemnified Party within the time period provided above regarding the election shall be deemed an election by the Indemnifying Party not to assume and control the defense and settlement of the Third Party Claim.

                  (c) Anything in this Section 9.4 to the contrary notwithstanding, the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from all liability in respect of the Third Party Claim. In the event the Indemnifying Party assumes the defense of a Third Party Claim as provided above or otherwise acknowledges in writing its indemnification obligation, the Indemnified Party shall not, without consultation and coordination with, and the prior written consent (which shall not be unreasonably withheld or delayed) of, the Indemnifying Party, settle, compromise or pay any Third Party Claim or consent to the entry of judgment with respect thereto.

                  (d) If more than one party hereto comprise the Indemnifying Party, they shall use their best efforts to cooperate in the defense of the Third Party Claim with a view to avoiding duplication of expenses.

SECTION IX.5  INDEMNIFICATION DEDUCTIBLES AND CAPS.

         (a) DEDUCTIBLES. Subject to Section 9.5(c), no indemnification under
Section 9.1, Section 9.2(a) or Section 9.3 shall be required, unless:

                  (i) the amount of the Liability with respect to any single Liability or series of related Liabilities for a breach of a representation or warranty exceeds $50,000 U.S. Dollars (the "INDIVIDUAL THRESHOLD AMOUNT"); PROVIDED, HOWEVER, that the Individual Threshold Amount shall not apply to Liabilities relating to or arising out of any breach of any representation or warranty of Alpine that is qualified as to a Premier Material Adverse Effect.

                  (ii) the aggregate amount of Liabilities for breaches of representations or warranties exceeds $1.0 million U.S. Dollars (the "AGGREGATE THRESHOLD AMOUNT"), in which case the applicable Indemnifying Party's indemnification obligation shall extend to the amount of such Liabilities in excess of the Aggregate Threshold Amount; provided that for purposes of calculating whether the aggregate Liabilities reach the Aggregate Threshold Amount, Liabilities which are subject to the Individual Threshold Amount that do not meet the Individual Threshold Amount will be excluded; PROVIDED, FURTHER, that Liabilities for a breach of a representation or warranty in Section 2.14 may be asserted without regard to, and shall not be applied toward, the Aggregate Threshold Amount.

         (b) OVERALL LIMITATION. Subject to Section 9.5(c), in no event whatsoever shall Alpine's maximum liability with respect to Liabilities under
Section 9.1 exceed in the aggregate $50.0 million U.S. Dollars (the "INDEMNITY CAP AMOUNT"); provided that in no event shall Alpine's maximum liability with respect to liabilities under Section 9.2(a) exceed $10.0 million U.S. Dollars.

         (c) NO LIMITATION ON CERTAIN INDEMNITIES. Notwithstanding anything herein to the contrary, any indemnification payable hereunder by Alpine with respect to Section 1.6(b)(iii) (Adjustment), Section 1.7(a)(iv) and Section 2.7(e) (Premier Indebtedness), Section 2.17 (Tax Returns, Audits and Liabilities) (to the extent it relates solely to Income Taxes), Section 6.2(a)(iii) (Notification of Certain Matters), Section 6.9 (Post-Closing Income Tax Matters) and Section 6.12 (Stay-Put Agreements) shall be recoverable in full, shall not be subject to the Individual Threshold Amount or the Aggregate Threshold Amount and shall not be subject to or apply toward the Indemnity Cap Amount.

         (d) TIME LIMITS ON INDEMNIFICATION. No claim on account of a breach of a representation or warranty shall be made after the survival periods referred to in Section 12.1 of this Agreement, no claim for a breach of a covenant in
Section 6.9 shall be made after the expiration of the statute of limitations on assessment of the applicable Income Tax Return (including extensions) and no claim under Section 9.2(a) shall be made after May 31, 2000; provided that once notice of any claim has been timely given, additional related claims arising out of the same operative facts or events may be made at any time prior to the final resolution of such claim (by means of a final, non-appealable judgment of a court of competent jurisdiction, a binding arbitration decision or a settlement approved by the parties involved) even if such resolution occurs after the applicable expiration or termination date referred to above.

         (e) NET RECOVERY. The amount which an Indemnified Party shall be entitled to receive from an unaffiliated Indemnifying Party under this Article IX with respect to any indemnifiable liability shall be net of any recovery actually received by such Indemnified Party from unaffiliated third parties (including insurance proceeds (except from self-insurance programs), counterclaims, subrogation actions and the like).

         (f) NO TAX BENEFITS. Indemnification payable under this Agreement shall be determined without regard to tax benefits to the Indemnified Party or any other Person resulting therefrom.

SECTION IX.6  EXCLUSIVE REMEDY.

         The remedies provided in this Article IX shall be the exclusive remedies of the parties with respect to the matters covered by Sections 9.1, 9.2 and 9.3, except that nothing herein shall prevent a party from seeking specific performance pursuant to Section 12.10, subject to the provisions thereof.


                                    ARTICLE X

                        SELLER'S NON-COMPETITION COVENANT

SECTION X.1  NON-COMPETITION.

         Alpine covenants and agrees with Cookson that Alpine and its Affiliates will not, without the prior written consent of Cookson, directly or indirectly, anywhere within the world (the "TERRITORY"), during the period commencing on the Closing Date and expiring on the fifth (5th) anniversary of the Closing Date (the "RESTRICTIVE PERIOD"): (a) engage or have any interest, directly or indirectly, in an enterprise which is competitive with the business and operations of Premier and its Subsidiaries as conducted as of the Closing Date (a "COMPETING BUSINESS"); PROVIDED, HOWEVER, that Alpine and its Affiliates may, without violating this covenant, own as a passive investment not in excess of 5% of the outstanding capital stock of a corporation that engages in a Competing Business if such capital stock is a security that is actively traded on an established national or foreign securities exchange or is listed on the Nasdaq National Market System or another established "over-the-counter" market; (b) interfere with or attempt to interfere with any officers or senior executives of Premier and its Subsidiaries, or induce or attempt to induce any of them to leave the employ of Premier and its Subsidiaries, or violate the terms of their contract with any of them; or (c) for the purpose of conducting or engaging in a Competing Business, call upon, solicit, advise or otherwise do, or attempt to do, business with any clients, suppliers, consultants, customers or accounts of the business and operations of Cookson or any of its Affiliates (including Premier and its Subsidiaries) or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the business and operations of Cookson or any of its Affiliates (including Premier and its Subsidiaries).

SECTION X.2  INJUNCTIVE RELIEF.

         The parties hereto acknowledge and agree that any breach by Alpine or its Affiliates of the restrictive covenant contained in this Article X would cause irreparable injury to Cookson and that the remedy at law for any such breach would be inadequate, and Alpine agrees and consents that, in addition to any other available remedy, temporary and permanent injunctive relief may be granted in any proceeding which may be brought by Cookson to enforce such restrictive covenant without necessity of proof that any other remedy at law is inadequate.

SECTION X.3  ENFORCEMENT.

         Cookson and Alpine intend that the covenants of Section 10.1 shall be deemed to be a series of separate covenants, one for each county or province of each and every state, territory or jurisdiction of each country included within the Territory and one for each month of the Restrictive Period. If, in any judicial proceeding, a court shall refuse to enforce any of such covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be in force for such lesser period of time as shall be deemed reasonable and not excessive by such court.



                                   ARTICLE XI

                        SELLER'S NON-DISCLOSURE COVENANT

SECTION XI.1  NON-DISCLOSURE OF INFORMATION BY ALPINE.

         It is understood that the business and operations of Premier and its Subsidiaries to be acquired by Cookson hereunder are of a confidential nature. Prior to the date hereof there may have been revealed and on or after the date hereof there may be revealed to Alpine and its Affiliates Confidential Information (as hereinafter defined) concerning the business and operations of Premier and its Subsidiaries. Alpine for itself and its Affiliates and employees


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

agrees that, following the Closing, they will, for a period of five (5) years after the Closing Date, not (and, with respect to trade secrets of Cookson, Premier or Premier's Subsidiaries will never) divulge or appropriate to their own use, or to the use of any third party, any Confidential Information, except as may be required (i) in response to any summons or subpoena after reasonable prior notice to Cookson or (ii) to comply with any applicable law, order, regulation or ruling after reasonable prior notice to Cookson.

SECTION XI.2  DEFINITION OF CONFIDENTIAL INFORMATION.

         As used herein, the term "CONFIDENTIAL INFORMATION" means the following oral or written information relating to the business and operations of Premier and its Subsidiaries: know-how, technology, inventions, designs, methodologies, trade secrets, patents, secret processes and formulae, information and data relating to the development, research, testing, manufacturing, marketing, sale, distribution and uses of products, sources of supplies, budgets and strategic plans, the identity and special needs of customers, plants and other properties, and any other information which may give Premier and its Subsidiaries an opportunity to obtain an advantage over its competitors who do not know or use such information, provided that the term "Confidential Information" shall not include (i) any such information that, prior to its use or disclosure by Alpine or its Affiliates or employees, can be shown to have been in the public domain or generally known or available to customers, suppliers or competitors of the business through no breach of the provisions of this Article XI or other non-disclosure covenants; (ii) any such information that, prior to its use or disclosure by Alpine or its Affiliates or employees, was rightfully in the receiving party's possession, without violation of the provisions of this
Article XI or other non-disclosure covenants; and (iii) any such information that, prior to its use or disclosure by Alpine or its Affiliates or employees, was independently developed by the receiving party without violation of the provisions of this Article XI or other non-disclosure covenants.

SECTION XI.3  INJUNCTIVE RELIEF.

         The parties hereto acknowledge and agree that the breach by Alpine and its Affiliates and employees of the restrictive covenant contained in this
Article XI would cause irreparable injury to Cookson and that the remedy at law for any such breach would be inadequate, and Alpine agrees and consents that, in addition to any other available remedy, temporary and permanent injunctive relief may be granted in any proceeding which may be brought by Cookson to enforce such restrictive covenant without necessity of proof that any other remedy at law is inadequate.


                                   ARTICLE XII

                               GENERAL PROVISIONS

SECTION XII.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.


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

         The representations and warranties made by Alpine and Premier in
Article II shall survive the Closing Date until May 31, 2000, except that those made in Section 2.10 (Employee Benefit Plans) (to the extent it relates solely to ERISA and/or the Code) and Section 2.17 (Tax Returns, Audits and Liabilities) shall survive until the expiration of the statute of limitations on assessment with respect to the applicable Return (or if no Return is required, the statute of limitations on assessment with respect to the applicable Tax), as extended (if applicable), and those made in Sections 2.1(Title to Shares) and 2.3 (Authority Relative to this Agreement and Related Matters) shall survive without contractual limitation hereunder. The representations and warranties made by Cookson in Article III of this Agreement shall survive the Closing Date, until May 31, 2000, except that those made in Section 3.2 (Authority Relative to this Agreement and Related Matters) shall survive without contractual limitation hereunder; PROVIDED, HOWEVER, that, with respect to Premier, the representations and warranties made by Cookson shall survive only through the Closing Date.

SECTION XII.2  NOTICES.

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight delivery or courier service or by telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)  if to Alpine or Premier:      The Alpine Group, Inc.
                                              1790 Broadway
                                              New York, New York 10019-1412
                                              Telecopier No.:  (212) 757-3423
                                              Attention:  General Counsel

                with a copy to:               Proskauer Rose LLP
                                              1585 Broadway
                                              New York, New York 10036-8299
                                              Telecopier No.:  (212) 969-2900
                                              Attention:  Ronald R. Papa, Esq.

           (b)  If to Cookson or Merger Sub:  Cookson Group plc
                                              The Adelphi
                                              1-11 John Adam Street
                                              London, WC2N 6HJ, England
                                              Telecopier No.:  44 (171) 747-6600
                                              Attention: Group Secretary

                with a copy to:               Adler Pollock & Sheehan P.C.
                                              2300 BankBoston Plaza

                                              Providence, Rhode Island  02903
                                              Telecopier No.:  (401) 751-0604
                                              Attention:  John F. Corrigan, Esq.

         Any notice or other communication that has been given or made as of a date that is not a Business Day shall be deemed to have been given or made on the next succeeding day that is a Business Day.

SECTION XII.3  CERTAIN DEFINITIONS.

         For purposes of this Agreement, the term:

                  "AFFILIATE" of a Person means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first mentioned Person.

                  "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                  "PERSON" means an individual, corporation, partnership, association, trust or any unincorporated organization.

                  "SUBSIDIARY" of a Person shall mean any corporation or other legal entity of which that Person (either alone or together with other Subsidiaries of that Person) owns, directly or indirectly, more than 50% of the stock or other equity interests that are ordinarily and generally, in the absence of contingencies or understandings, entitled to vote for the election of a majority of the members of the board of directors or governing body of such entity.

SECTION XII.4  HEADINGS.

         The headings contained in this Agreement and the disclosure schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the disclosure schedules. Unless the context of this Agreement otherwise requires, words of any gender are deemed to include each other gender and words using the singular or plural number also include the plural or singular number, respectively.

SECTION XII.5  ENTIRE AGREEMENT.

         This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, including, without limitation, the Agreement in Principle, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other Person any rights or remedies hereunder.

SECTION XII.6  ASSIGNMENT: PARTIES IN INTEREST.

         Neither this Agreement nor any benefits or obligations hereunder shall be assigned by any party without the consent of the other parties, except that Cookson may assign this Agreement to any of its Affiliates after the Closing Date that succeed to the business of Premier. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors, heirs, personal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under this Agreement, except that any of the indemnified parties shall be entitled after the Closing Date to enforce the provisions of Article IX.

SECTION XII.7  GOVERNING LAW; CONSENT TO JURISDICTION.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely in that State, without regard to conflicts of laws, except to the extent that the Delaware General Corporation Law is applicable and, in the case of Cookson, the UK Companies Act of 1985 and English Law are applicable. The parties hereto hereby irrevocably submit to the jurisdiction of any New York state or federal court sitting in the County of New York, State of New York, in any action or proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined exclusively in such New York state or federal court. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which they or any of them may now or hereafter have to the laying of the venue of any such action or proceeding brought in any such court, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION XII.8  COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION XII.9  SEVERABILITY.

         If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

SECTION XII.10  SPECIFIC PERFORMANCE.


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

         Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance.

SECTION XII.11  FEES AND EXPENSES.

         All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, regardless of the termination, if any, of this Agreement pursuant to
Section 8.1; PROVIDED, HOWEVER, that any expenses of Rothschild Inc. and any fees and expenses of McKinsey & Company, Inc. through February 12, 1999 shall be shared equally between Alpine and Cookson. Notwithstanding anything herein to the contrary, Alpine shall be responsible for, and reimburse Premier for, any and all out-of-pocket expenses Premier may incur or has incurred as a result of the transactions contemplated hereby, other than incidental expenses incurred by employees of Premier in the performance of their duties, to the extent such expenses have not been paid as of the Closing Date.

SECTION XII.12  AMENDMENT.

         This Agreement may not be amended except by an instrument in writing signed by the parties hereto; provided that after the adoption of this Agreement by stockholders of either Premier or Merger Sub, no amendment shall be made which under Delaware Law would require the approval (or further approval) of stockholders without obtaining such approval or further approval.

SECTION XII.13  WAIVER.

         At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the parties hereto. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


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

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                 COOKSON GROUP PLC

                                 By:      /s/ Dennis H. Millard
                                          --------------------------------------
                                          Name:  Dennis H. Millard
                                                --------------------------------
                                          Title: Group Finance Director
                                                --------------------------------


                                 PRI ACQUISITION, INC.

                                 By:      /s/ Dennis H. Millard
                                          --------------------------------------
                                          Name:  Dennis H. Millard
                                                --------------------------------
                                          Title: Group Finance Director
                                                --------------------------------

                                 THE ALPINE GROUP, INC.

                                 By:      /s/ Bragi F. Schut
                                          --------------------------------------
                                          Name:  Bragi F. Schut
                                                --------------------------------
                                          Title: Executive Vice President
                                                --------------------------------


                                 PREMIER REFRACTORIES
                                 INTERNATIONAL INC.

                                 By:      /s/ Bragi F. Schut
                                          --------------------------------------
                                          Name:  Bragi F. Schut
                                                --------------------------------
                                          Title: Executive Vice President
                                                --------------------------------